SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

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Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

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     (1)  Title of each class of securities to which transaction applies:

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
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     previously. Identify the previous filing by registration statement number,
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

                                                         [SOUTHERN COMPANY LOGO]

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS -- MAY 28, 1997

Dear Stockholder:

     The Annual Meeting of Stockholders of The Southern Company will be held at the Hyatt Regency Atlanta, 265 Peachtree Street, Atlanta, Georgia on Wednesday, May 28, 1997, at 10:00 a.m. (EDT), for the following purposes:

          (1) Electing 14 members of the board of directors;

          (2) Approving amendments to the Southern Company Executive Productivity Improvement Plan;

          (3) Approving the Southern Company Performance Stock Plan;

          (4) Approving the Southern Company Performance Dividend Plan;

          (5) Approving the Southern Energy, Inc. Value Creation Plan; and

          (6) Transacting such other business as may properly come before the meeting or any adjournments thereof.

     Your vote is important. Please use the toll-free telephone number on the enclosed proxy card or mark, date, sign, and promptly return the enclosed form of proxy in the enclosed postage-paid envelope. If you attend the annual meeting, you may revoke this proxy by voting in person.

     Only stockholders of record at the close of business on March 31, 1997, are entitled to vote at the meeting.

By Order of the Board of Directors,

Tommy Chisholm
Secretary

Atlanta, Georgia
April 18, 1997

                                SOUTHERN COMPANY
                              270 PEACHTREE STREET
                             ATLANTA, GEORGIA 30303

                                PROXY STATEMENT

GENERAL INFORMATION

     This proxy statement and the accompanying form of proxy are being furnished to stockholders in connection with the solicitation of proxies by the board of directors of The Southern Company (the "Company") for use at its 1997 Annual Meeting of Stockholders to be held on Wednesday, May 28, 1997, at 10:00 a.m.
(EDT) in Atlanta, Georgia. It is proposed that this proxy statement and accompanying form of proxy first will be sent to the Company's stockholders on or about April 18, 1997.

     Stockholders of record can give instructions on the voting of their proxy by calling the toll-free telephone number listed on the proxy card or by returning their signed proxy card. The telephone procedure authenticates stockholders by use of a Control Number and permits confirmation that your vote has been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy card.

     The shares represented by your proxy will be voted in accordance with your directions if the proxy is properly recorded telephonically or signed and returned to the Company before the meeting. Each share is entitled to one vote, except that voting for directors may be cumulative (i.e., in voting for directors each stockholder may multiply the number of shares stated on the form of proxy by the number of directors to be elected and then cast the resulting number of votes among the nominees as desired). Your proxy may be revoked by written request that is received by the secretary of the Company before the annual meeting. If you wish, you may revoke your proxy at the meeting by voting in person.

     At the annual meeting, abstentions will be treated as present for purposes of determining a quorum and shares held by a broker that the broker fails to vote will not be treated as present for purposes of a quorum. Abstentions and broker "nonvotes" will not be counted either for or against any item submitted for vote.

     The board of directors set March 31, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the 1997 Annual Meeting of Stockholders. On the record date, 681,118,747 shares of common stock were outstanding, and, to the knowledge of management, no person had beneficial ownership of more than five percent of the outstanding shares.

1. ELECTION OF DIRECTORS

     The proxies, named on the enclosed form of proxy, intend to vote each properly executed proxy for the election of the listed nominees as directors for the ensuing year or until their successors are elected and qualified, unless you specify otherwise. If any nominee becomes unable to stand for election, the proxies will be voted for substitute nominees named by the board and for the remaining nominees unless the board reduces the number of directors to be elected. The board of directors has no reason to expect that this will occur.

     The affirmative vote of a plurality of shares present and entitled to vote is required for the election of directors.

JOHN C. ADAMS

Mr. Adams, 57, is chairman of the board, president, and chief executive officer of Russell Corporation, designers, manufacturers, and marketers of apparel and fabrics. He served as president and chief operations officer for Russell Corporation from 1991 to 1992; and president and chief executive officer from 1992 to 1993, when he was appointed to his current position. He is a director of Aliant Bank of Alexander City, Alabama, Aliant National Corporation, and Russell Corporation. He was elected director of the Company in 1995.

A. D. CORRELL

Mr. Correll, 55, is chairman of the board and chief executive officer of Georgia-Pacific Corporation, manufacturers and distributors of building products, pulp, and paper. He served as president and chief operating officer of Georgia-Pacific Corporation from 1991 to May, 1993, and president and chief executive officer of Georgia-Pacific Corporation from May, 1993 to December, 1993, when he was appointed to his current position. He is a director of Georgia-Pacific Corporation and Sears, Roebuck and Co. He was elected director of the Company in 1994.

A. W. DAHLBERG

Mr. Dahlberg, 56, is chairman of the board, president and chief executive officer of the Company and chairman of the executive committee of Southern Company Services, Inc. He served as president of the Company from 1994 until March, 1995. Prior to 1994, he was president and chief executive officer of Georgia Power Company. He is a director of Equifax, Inc., Protective Life Corporation, SunTrust Banks, Inc., and Southern system companies -- Alabama Power Company, Consolidated Electric Power Asia Limited, Georgia Power Company, SEI Holdings, Inc., Southern Company Services, Inc., Southern Energy, Inc., and Southern Nuclear Operating Company, Inc. He was elected director of the Company in 1985.

PAUL J. DENICOLA

Mr. DeNicola, 48, is president and chief executive officer of Southern Company Services, Inc. and executive vice president and group executive of the Company. He served as executive vice president of Southern Company Services, Inc. from April, 1991 to January, 1994, when he was appointed to his current position. He is a director of Southern system companies -- Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company, SEI Holdings, Inc., Southern Communications Services, Inc., Southern Company Services, Inc., Southern Energy, Inc., Southern Energy North America, Inc., Southern Nuclear Operating Company, Inc., and The Southern Development and Investment Group, Inc. He was elected director of the Company in 1989.

JACK EDWARDS

Mr. Edwards, 68, is a member of Hand Arendall, L.L.C., attorneys. He served in the U.S. House of Representatives for 20 years, retiring in 1985. He is a director of Northrop Grumman Corporation, QMS, Inc., and Holnam, Inc. Mr. Edwards is also President Pro Tempore of the Board of Trustees of the University of Alabama System. He was elected director of the Company in 1987.

H. ALLEN FRANKLIN

Mr. Franklin, 52, is president and chief executive officer of Georgia Power Company, president of Piedmont-Forrest Corporation, and executive vice president of the Company. Prior to 1994, he was president and chief executive officer of Southern Company Services, Inc. He is a director of SouthTrust Corporation and Southern system companies -- Georgia Power Company, Piedmont-Forrest Corporation, SEI Holdings, Inc., Southern Company Services, Inc., Southern Electric Generating Company, Southern Energy, Inc., Southern Energy North America, Inc., and Southern Nuclear Operating Company, Inc. He was elected director of the Company in 1988.

BRUCE S. GORDON

Mr. Gordon, 50, is group president of Bell Atlantic Network Services, Inc., telecommunications and computer equipment services. Prior to 1993, he served as senior vice president of marketing and sales of Bell Atlantic Network Services, Inc. He is a director of Barfield Companies and was elected director of the Company in 1994.

L. G. HARDMAN III

Mr. Hardman, 57, is chairman of the board and chief executive officer of First Commerce Bancorp, Inc.; chairman of the board of The First National Bank of Commerce, Georgia; and chairman of the board, president, and treasurer of Harmony Grove Mills, Inc. He is a director of Georgia Power Company and was elected director of the Company in 1986.

ELMER B. HARRIS

Mr. Harris, 57, is president and chief executive officer of Alabama Power Company, president of Alabama Property Company and Southern Electric Generating Company, and executive vice president of the Company. He is a director of AmSouth Bancorporation and Southern system companies -- Alabama Power Company, Alabama Property Company, Southern Company Services, Inc., Southern Electric Generating Company, Southern Energy, Inc., and Southern Nuclear Operating Company, Inc. He was elected director of the Company in 1989.

WILLIAM A. PARKER, JR.

Mr. Parker, 69, is chairman of the board of Seminole Investment Company, L.L.C., private investments in land, securities, and warehouses. He is a director of Georgia Power Company, Atlantic Investment Company, Genuine Parts Company, Haverty Furniture Companies, Inc., and Post Properties, Inc. He was elected director of the Company in 1973.

WILLIAM J. RUSHTON, III

Mr. Rushton, 67, is chairman emeritus of Protective Life Corporation, an insurance concern. Prior to 1994, he was chairman of the board of Protective Life Corporation. He is a director of Alabama Power Company and was elected director of the Company in 1971.

GLORIA M. SHATTO

Dr. Shatto, 65, is president of Berry College, Mount Berry, Georgia. She is a director of Georgia Power Company, Becton Dickinson & Company, and Texas Instruments Incorporated. She was elected director of the Company in 1984.

GERALD J. ST. PE

Mr. St. Pe, 57, is president of Ingalls Shipbuilding, Inc. division of Litton Industries, Inc., and senior vice president of Litton Industries, Inc. He was elected director of the Company in 1995.

HERBERT STOCKHAM

Mr. Stockham, 68, is chairman of the board and a director of Stockham Valves & Fittings, Inc., manufacturers of pipe fittings and valves. He was elected director of the Company in 1978.

     Each nominee has served in his or her present position for at least the past five years, unless otherwise noted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL NO. 1.

ADDITIONAL INFORMATION

STOCK OWNERSHIP

     The following table shows the number of shares of the Company's common stock and preferred stock of subsidiary companies owned by the directors, nominees, and executive officers as of December 31, 1996. It is based on information furnished to the Company by the directors, nominees, and executive officers. The shares owned by all directors, nominees, and executive officers as a group constitute less than two percent of the total number of shares of the respective classes outstanding as of December 31, 1996.

                                                                                     NUMBER OF SHARES
                                                                                       BENEFICIALLY
                                                   TITLE OF SECURITY                   OWNED(1)(2)
                                                   -----------------                 ----------------
John C. Adams                       Southern Company common stock..................        3,892
Thomas G. Boren                     Southern Company common stock..................       28,279
A. D. Correll                       Southern Company common stock..................        3,787
A. W. Dahlberg                      Southern Company common stock..................      182,190
Paul J. DeNicola                    Southern Company common stock..................       85,643
Jack Edwards                        Southern Company common stock..................        3,929
H. Allen Franklin                   Southern Company common stock..................      114,757
Bruce S. Gordon                     Southern Company common stock..................          453
L. G. Hardman III                   Southern Company common stock..................        8,250
Elmer B. Harris                     Southern Company common stock..................      170,780
William A. Parker, Jr.              Southern Company common stock..................       27,000
                                    Georgia Power Company preferred stock..........            2
William J. Rushton, III             Southern Company common stock..................        6,927
                                    Alabama Power Company preferred stock..........           20
Gloria M. Shatto                    Southern Company common stock..................       15,832
                                    Georgia Power Company preferred stock..........        1,200
Gerald J. St. Pe                    Southern Company common stock..................       21,949
Herbert Stockham                    Southern Company common stock..................        7,252
Directors, Nominees, and
Executive Officers of the
Company as a Group                  Southern Company common stock..................      964,330
(19 persons)                        Subsidiary companies preferred stock...........        1,422

---------------

     (1) "Beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or investment power with respect to a security, or any combination thereof.
     (2) The shares shown include shares of common stock of which certain directors and executive officers have the right to acquire beneficial ownership within 60 days pursuant to the Southern Company Executive Stock Plan, as follows: Mr. Boren, 16,987 shares; Mr. Dahlberg, 123,218 shares; Mr. DeNicola, 52,086 shares; Mr. Franklin, 90,733 shares; Mr. Harris, 120,265 shares; and all directors, nominees, and executive officers of the Company as a group, 548,079 shares. Also included are shares of the Company's common stock held by the spouses of the following directors: Mr. Edwards, 280 shares; Mr. Hardman, 100 shares; Mr. Harris, 310 shares; Mr. Parker, 53 shares; and Dr. Shatto, 12,667 shares. Also included are 1,200 shares of Georgia Power Company preferred stock owned by Dr. Shatto's spouse. Each director disclaims any interest in these shares owned by their spouses.

CERTAIN TRANSACTIONS

     During 1996, Alabama Power Company paid Hand Arendall, L.L.C. $94,554 for legal services. Mr. Edwards is a member of Hand Arendall, L.L.C.

CORPORATE GOVERNANCE

     The Southern Company is organized as a holding company managed by a core group of officers and governed by a board of directors that has been set at 14 members. The nominees for election as directors consist of 10 nonemployees and four officers.

     The board of directors met nine times in 1996. Its four standing committees met a total of 18 times. The average attendance of all directors for the board and committee meetings was 88 percent, with Mr. Parker and Mr. St. Pe attending less than 75 percent of the board and applicable committee meetings.

     All standing committee members and chairmen are nonemployee directors.

CERTAIN COMMITTEES

AUDIT COMMITTEE -- The members of the Audit Committee are Mr. Hardman, chairman, Mr. Gordon, Mr. Parker, Mr. St. Pe, and Mr. Stockham. The Audit Committee met six times in 1996. The Audit Committee annually reviews and recommends the selection of the Company's independent auditor and reviews the auditing firm's fees and the scope and timing of audits. The committee reviews the independent auditor's report or opinion on the Company's financial statements, significant changes in accounting principles and practices, significant proposed adjustments, and any unresolved disagreements with management concerning accounting or disclosure matters. The committee also oversees the Company's financial reporting and accounting practices, internal accounting, legal compliance, and control systems. The Audit Committee regularly reports its recommendations and findings to the full board of directors.

COMPENSATION & MANAGEMENT SUCCESSION COMMITTEE -- The members of the Compensation & Management Succession Committee are Mr. Correll, chairman, Mr. Hardman, Mr. St. Pe, and Mr. Stockham. The Compensation & Management Succession Committee met four times in 1996. The Compensation & Management Succession Committee reviews the performance of the president of the Company and recommends to the board his compensation under the base salary program, the Performance Pay Plan, and the Executive Productivity Improvement Plan. It also reviews and makes recommendations to the board on certain compensation and benefit programs applicable to the Company's subsidiaries and administers the Company's executive compensation plans. The committee also reviews the Company's management succession plans.

GOVERNANCE COMMITTEE -- The members of the Governance Committee are Mr. Rushton, chairman, Mr. Adams, Mr. Gordon, Mr. Parker, and Dr. Shatto. The Governance Committee met two times in 1996. This committee identifies and recommends to the board of directors the nominees for election to the board. The Governance Committee expects normally to identify from its own resources the names of qualified nominees but will accept from stockholders recommendations of individuals to be considered as nominees. Stockholder recommendations, together with a description of the proposed nominee's qualifications, relevant biographical information, and the proposed nominee's signed consent to serve, should be submitted in writing to the secretary of the Company and received by that office by December 19, 1997. The determination of nominees recommended to the board by the Governance Committee is within the sole discretion of the committee, and the final selection of the board's nominees is within the sole discretion of the board of directors. The committee also reviews and makes recommendations to the board on directors' compensation and reviews corporate governance issues.

COMPENSATION OF DIRECTORS

     Each nonemployee director of the Company is paid an annual retainer fee of $40,000 of which at least $10,000 is deferred in shares of Company common stock under the Deferred Compensation Plan for Directors of The Southern Company (the "Deferred Compensation Plan") until membership on the board is terminated. A meeting fee of $1,250 is paid for each meeting of the board of directors attended and a fee of $1,000 is paid for each committee meeting attended. Also, each committee chairman is paid an annual retainer fee of $5,000. All or a portion of the fees payable in cash can be deferred under the Deferred Compensation Plan until membership on the board is terminated. Dr. Shatto also was paid $1,000 for service on the Southern Company College board of advisors.

     Effective January 1, 1997, the board of directors terminated the Outside Directors Pension Plan (the "Pension Plan") and froze the benefits payable under the Pension Plan. Nonemployee directors were given a one-time opportunity to elect to receive a Pension Plan benefit buy-out equal to the actuarial present value of future Pension Plan benefits, based on the annual retainer in effect on December 31, 1996 ($30,000), or receive benefits under the terms of the Pension Plan frozen at the level of the annual retainer rate in effect on December 31, 1996. Directors who elected to receive the benefit buy-out were required to defer receipt of that amount under the Deferred Compensation Plan until termination from board membership. Two directors elected to continue to participate under the terms of the Pension Plan. They are entitled to benefits upon retirement from the board. The annual benefit payable is based upon length of service and varies from 75 percent (if one has at least 60 months of service) to 100 percent (if one has 120 months of service) of the annual retainer fee in effect on December 31, 1996. Payments will continue for the greater of the lifetime of the participant or 10 years. The termination of the Pension Plan did not affect retired directors already receiving payments under it.

EXECUTIVE COMPENSATION

            COMPENSATION & MANAGEMENT SUCCESSION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The following report of the Compensation & Management Succession Committee (the "committee") discusses generally the committee's executive compensation objectives and policies and their relationship to corporate performance in 1996. Also, the report specifically discusses the committee's bases for compensation in 1996 of the Company's chairman of the board, president and chief executive officer (the "chairman") as reported in the Summary Compensation Table following this report.

EXECUTIVE COMPENSATION OBJECTIVES AND POLICIES

     The committee's objective is to provide a competitive compensation program with appropriate incentives for superior corporate performance, thereby providing a strong and direct link between corporate performance and pay. Performance is defined in several ways, as more fully discussed below, each of which has relevance to the Company's success in the short term, long term, or both. Additionally, executive compensation is variable so that higher performance leads to higher pay and lower performance results in lower pay.

     Total executive compensation (base salary plus incentive compensation) is compared with that of a group of electric and gas utility companies with similar market and operating characteristics and within a comparable size range. Currently, each company in that group has revenues of $3 billion and higher. All but one of these companies are included in the 24 companies that make up the Standard & Poor's Electric Utility Index, the peer group in the five-year performance graph. Total executive compensation of the president of Southern Energy, Inc. ("Southern Energy president") is compared with that of a group of 109 heavy industrial and durable goods manufacturing companies with similar market and operating characteristics and within a comparable size range. Currently, each company in that group has revenues of $1 billion and higher. The committee targets total executive pay levels at the median of the applicable selected group of companies. This is accomplished through a mix of base compensation and short- and long-term incentive compensation. Higher corporate performance, based on various performance measures described below, can result in increased incentive compensation that in turn results in total compensation that is higher than the target. Lower performance results in lower incentive compensation and, therefore, compensation that is lower than the median level of the selected group of companies. If certain performance goals are not reached, no incentive compensation is paid.

EXECUTIVE COMPENSATION COMPONENTS

     Total executive compensation, as reported in the Summary Compensation Table, consists of three primary components: base salary, short-term incentive compensation (annual performance bonus), and long-term incentive compensation. The compensation components of the Southern Energy president are described separately where they differ from those of the other named executive officers.

     BASE SALARY. Base salary levels, including the chairman's, are largely determined by comparison with salaries of other gas and electric utility companies of comparable size, as reported in market surveys prepared by independent, outside consultants. All but one of these companies are included in the 24 companies that comprise the Standard & Poor's Electric Utility Index. Base salary of the Southern Energy president is determined by comparison with salaries of a group of heavy industrial and durable goods manufacturing companies of comparable size, as reported in market surveys prepared by independent, outside consultants. A salary range above and below the median salary reported in such surveys is established. Base salary increases are based on individual job performance and set within the estab-lished competitive salary range. Base salary also can be increased based on a significant increase in job responsibilities. The base salary levels of the named executive officers were below the median in 1996.

     ANNUAL PERFORMANCE BONUS. All regular employees of the Company's subsidiaries, except those employed by Southern Communications Services, Inc., The Southern Development and Investment Group, Inc., and Southern Energy, Inc. and its affiliates, and except those employed by Georgia Power Company who are part of a collective bargaining unit, are eligible to receive an annual performance bonus under the Company's Performance Pay Plan.

     Amounts paid to executive officers for 1996 performance were based on the achievement of corporate performance goals and individual objectives. Corporate performance goals are designed to improve operating results in the areas of earnings (return on common equity), kilowatt-hour cost, overhead costs, cash flow, and customer satisfaction. Individual objectives are goals and initiatives that link the corporate performance goals and the Company's strategic direction. The committee believes that achievement of these goals is essential for the Company's continued success and sustained financial performance. The plan provides that, in the discretion of the chairman, extraordinary expenses or income may be excluded for the purpose of calculating the amount available for the payment of awards.

     A target performance level is set for each goal. Awards paid are based on performance relative to the established target. Performance above the target level results in proportionately higher payout. Likewise, performance below the target results in proportionately lower payout. No awards are made if performance is below a threshold level or if a minimum earnings level is not achieved. Also, no awards are made if the Company's current earnings are insufficient to fund its common stock dividend at the same level as the prior year.

     The earnings target requires the Company's return on common equity to be sufficient to maintain the common stock dividend at or below a specific payout ratio. Additional funds are made available for awards if the Company's return on common equity ranks in the highest quartile of a large group (approximately 100) of investor-owned electric utility companies -- the companies with which the Company competes for investors. All of the companies in the Standard & Poor's Electric Utility Index are included in this group. The Company's position was in the top of the second highest quartile for 1996. The kilowatt-hour cost target required the Company to keep capital expenditures and operation and maintenance costs below specific targets designed to achieve a kilowatt-hour cost that is at or below the competitive market price offered by electric providers, including the companies comprising the Standard & Poor's Electric Utility Index. The Company continued to cut costs aggressively and achieved costs below the targets. The overhead costs target requires the Company to reduce overhead costs by 20 percent by 1998 and called for identifying specific strategies, targets, and an implementation schedule in 1996. During 1996, the Company approved the schedule for implementing strategies to achieve the target. The cash flow target required the Company to generate a positive cash flow above capital reinvestment and dividend requirements. The Company generated a positive cash flow in 1996. The customer satisfaction target required the Company to rank in the best quartile of 16 electric utilities in the southeastern United States -- the primary companies with which the Company competes for customers. More than one-half of these companies are included in the Standard & Poor's Electric Utility Index. During 1996, the company achieved a rating of 67.6 percent of "very satisfied" customers -- retaining the Company's position in the best quartile. Corporate performance met or exceeded the target levels in all five areas in 1996, resulting in proportionately higher awards. The achievement of the return on common equity corporate performance goal determined the initial funding for the annual performance bonuses paid to the executive officers for 1996 performance. The remainder of the corporate performance goals provided the opportunity of adjusting the funding for performance bonuses to a maximum of 110 percent or a minimum of 90 percent of that initial funding.

     The chairman's target annual performance award opportunity for full achievement of goals was 10 percent of his base salary. Of the annual performance bonus paid to the chairman for 1996 performance, 70 percent was based on the corporate performance goals of return on common equity, kilowatt-hour cost, overhead costs, cash flow, and customer satisfaction with the remainder based on individual objectives regarding leadership and strategic initiatives designed to strengthen the Company's performance on a short-term and long-term basis. The committee found that, under all measurement criteria, performance met or exceeded the targets established for 1996. This resulted in an award under the plan that exceeded the target award opportunity.

     LONG-TERM INCENTIVE COMPENSATION. Long-term incentives for executive officers, including the chairman, are provided through annual grants of performance awards under the Executive Productivity Improvement Plan and annual grants of stock options under the Executive Stock Plan. (The Southern Energy president does not participate in the Executive Productivity Improvement Plan.) The committee believes that, together, these plans reflect two primary means of motivating and rewarding improvement in the long-term performance of the Company. Performance awards result in additional compensation based on the Company's average return on common equity performance over a four-year period ranked against a group of utility companies located in the southeastern United States. Stock options provide gains to executives only if, in the long term, the Company's common stock price improves over the fair market value of the stock on the date options are granted.

     Executive Productivity Improvement Plan. The named executive officers participating in the plan are granted a number of units, valued at $1.00 each, equal to 65 percent of their respective salary range midpoint at the beginning of the four-year performance period. The target award set under the plan of $1.00 per unit requires the Company's return on equity over the four-year performance period to rank in the top quartile of the selected group of companies. The value of the units at the end of the performance period may range from $0.50 if the Company's return on equity is in the second highest quartile to $2.00 if the Company's return on equity is the best of the selected group. No awards are paid if the Company's return on equity is below the median or if the Company's current earnings are insufficient to fund its common stock dividend at the same level as the prior year. (See Proposal No. 2 on page 13 of this proxy statement for information regarding proposed changes to the Executive Productivity Improvement Plan.)

     For the performance period January 1, 1993, through December 31, 1996, the Company's return on equity was the third highest of the selected group, resulting in each unit granted to the executive officers, including the chairman, being valued at $1.60.

     Based on the degree of achievement of pre-determined goals, the Southern Energy president is awarded a bonus, one-half of which is paid in cash at the end of the year and one-half is deferred under the Southern Energy, Inc. Deferred Incentive Compensation Plan. The deferred portion is awarded in units that are adjusted -- up or down -- based upon the total return on the Company's common stock and the performance of Southern Energy's investment projects. The value of the units is payable in cash at the end of a four-year performance period, unless an election to extend the deferral period is made by the participant at least 12 months before the scheduled distribution date. The Southern Energy president's goals for 1996 were related to achieving a prescribed net income, managing Southern Energy's impact on the Company's earnings per share and return on equity, continuing to position Southern Energy for future growth, and managing assets to achieve certain returns. Southern Energy exceeded its targets in 1996. If approved by the stockholders, the proposed Southern Energy, Inc. Value Creation Plan would replace the Southern Energy, Inc. Deferred Incentive Compensation Plan. (See Proposal No. 5 on page 18 of this proxy statement for information regarding the proposed Southern Energy, Inc. Value Creation Plan.)

     Stock Option Grants. Under the Company's Executive Stock Plan, executive officers, including the chairman, are granted stock options that give them the right to purchase shares of the Company's common stock at a specified price. (The Southern Energy president participates in the Executive Stock Plan.) Stock option grants are one of the components of total executive compensation. As discussed above, total executive compensation is targeted at the median total compensation paid by the selected group of companies. The estimated annualized value of the stock options granted, if targeted performance is achieved, represented approximately 20 percent of the targeted compensation level for the chairman and from 10 to 15 percent of the targeted compensation levels for the named executive officers for the last fiscal year. Neither the size of prior option grants nor the number of outstanding grants was considered in determining the size of the latest grants. Historically, the total number of stock options granted annually by the committee to all participants has not exceeded 10 percent of the total number of shares authorized under the plan. (See Proposals No. 3 and No. 4 beginning on page 14 of this proxy statement for information regarding the proposed Southern Company Performance Stock Plan to replace the Executive Stock Plan and the proposed Southern Company Performance Dividend Plan, respectively.)

     The committee believes that granting stock options aligns the interests of executives with those of common stockholders in two ways. First, because the exercise price of all stock options granted under the Plan is equal to the fair market value on the grant date, there must be an appreciation in the price of the common stock for participants to benefit. Second, long-term performance is encouraged because options vest annually at a rate of 25 percent on the anniversary date of the grant.

SUMMARY

     The committee's policy in setting executive compensation and in establishing the appropriate balance among fixed, short-term, and long-term compensation is designed to clearly link pay and performance. The committee believes that its executive compensation program rewards executives more as stockholders are rewarded. Total executive compensation is increasingly weighted toward long-term incentives and, therefore, toward long-term Company performance and total shareholder return. To achieve these goals, the committee frequently reviews the various pay plans and policies and modifies them as it deems necessary to continue to attract, retain, and motivate talented executives and to pay them competitively. The committee seeks stockholder approval of performance-based compensation plans in order to qualify the compensation to be paid under the plans for full income tax deductibility under Section 162(m) of the Internal Revenue Code (the "Code"). Section 162(m) of the Code generally limits tax deductibility of certain compensation paid to each of the Company's five most highly compensated executive officers to $1,000,000, per officer, unless the compensation is paid under a performance plan, meeting certain criteria under the Code, that has been approved by its stockholders.

MEMBERS OF THE COMPENSATION & MANAGEMENT SUCCESSION COMMITTEE:

A. D. Correll, Chairman                          G. J. St. Pe
L. G. Hardman III                                H. Stockham

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the Company's current chairman of the board, president, and chief executive officer, and each of the other four most highly compensated executive officers of the Company serving as of December 31, 1996.

                                                                                 LONG-TERM
                                 ANNUAL COMPENSATION                            COMPENSATION
                             ---------------------------                  ------------------------
                                                                           NUMBER OF
                                                                          SECURITIES    LONG-TERM
                                                              OTHER       UNDERLYING    INCENTIVE
                                                              ANNUAL         STOCK         PLAN       ALL OTHER
                                       SALARY     BONUS    COMPENSATION     OPTIONS      PAYOUTS     COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR        ($)       ($)         ($)            (#)         ($)(1)        ($)(2)
---------------------------  ----      -------   -------   ------------   -----------   ----------   ------------
A. W. Dahlberg               1996      782,409   118,534       6,833        154,610      770,216        43,850
Chairman, President & CEO,   1995      722,489   120,415       6,577         52,203      866,493        40,755
Southern Company             1994      600,026   120,415       6,579         43,062      306,459        32,630
T. G. Boren                  1996      291,086   275,000      13,757         14,250            0        16,293
President, Southern Energy   1995(3)   248,333   298,497      12,579         13,295            0        10,263
P. J. DeNicola               1996      400,491    56,520       3,325         26,330      426,442        22,894
President,                   1995      384,845    50,464       3,037         26,297      479,747        21,603
Southern Company Services    1994      361,618    74,294       3,540         26,569      188,858        21,381
H. A. Franklin               1996      482,658    73,260      10,992         31,853      498,688        27,334
President,                   1995      456,366    82,935       3,936         31,960      561,024        25,577
Georgia Power Company        1994      415,954    87,763      30,078         31,386      203,201       100,201
E. B. Harris                 1996      480,310    72,697       7,112         31,608      439,508        25,068
President,                   1995      458,940    74,204       5,956         32,170      494,447        26,192
Alabama Power Company        1994      436,280    96,711      13,882         31,441      236,642        24,467

---------------

     (1) Payouts made in 1995, 1996, and 1997 for the four-year performance periods ending December 31, 1994, 1995, and 1996, respectively.
     (2) Company contributions in 1996 to the Employee Savings Plan, Employee Stock Ownership Plan, and non-pension related accruals under the Supplemental Benefit Plan (ERISA excess plan under which accruals are made to offset Internal Revenue Code imposed limitations under the Employee Savings and Stock Ownership Plans) for the following: Mr. Dahlberg -- $6,750, $1,127, and $35,973; Mr.
Boren -- $6,750, $1,127, and $8,416; Mr. DeNicola -- $6,750, $1,127, and
$15,017; Mr. Franklin $6,750, $1,127, and $19,457; and Mr. Harris -- $6,750,
$1,127, and $17,191.
     (3) Mr. Boren did not serve as an executive officer of the Company prior to 1995.

                              STOCK OPTION GRANTS

     The following table sets forth all stock option grants to the named executive officers during the year ending December 31, 1996.

                                                     INDIVIDUAL GRANTS                       GRANT DATE VALUE
                                  -------------------------------------------------------    ----------------
                                  NUMBER OF
                                  SECURITIES     % OF TOTAL
                                  UNDERLYING       OPTIONS
                                   OPTIONS         GRANTED       EXERCISE OR                    GRANT DATE
                                   GRANTED     TO EMPLOYEES IN   BASE PRICE    EXPIRATION     PRESENT VALUE
              NAME                  (#)(1)     FISCAL YEAR(2)     ($/SH)(1)     DATE(1)           ($)(3)
              ----                ----------   ---------------   -----------   ----------    ----------------
A. W. Dahlberg..................   154,610           11              23.00     04/15/2006        564,327
T. G. Boren.....................    14,250            1              23.00     04/15/2006         52,013
P. J. DeNicola..................    26,330            2              23.00     04/15/2006         96,105
H. A. Franklin..................    31,853            2              23.00     04/15/2006        116,263
E. B. Harris....................    31,608            2              23.00     04/15/2006        115,369

---------------

     (1) Grants were made on April 15, 1996, and vest annually at a rate of 25 percent on the anniversary date of the grant. Grants fully vest upon termination incident to death, total disability, or retirement. The exercise price is the average of the high and low fair market value of the Company's common stock on the date granted.
     (2) A total of 1,460,731 stock options were granted in 1996 to employees participating in the Company's Executive Stock Plan.
     (3) Based on the Black-Scholes option valuation model. The actual value, if any, an executive officer may realize ultimately depends on the market value of the Company's common stock at a future date. This valuation is provided pursuant to Securities and Exchange Commission disclosure rules. There is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. Assumptions used to calculate this value: price volatility -- 18.627 percent; risk-free rate of return -- 6.51 percent; dividend yield -- 5.48 percent; and time to exercise -- 10 years.

      AGGREGATED STOCK OPTION EXERCISES IN 1996 AND YEAR-END OPTION VALUES

     The following table sets forth information concerning options exercised during the year ending December 31, 1996, by the named executive officers and the value of unexercised options held by them as of December 31, 1996.

                                                                 NUMBER OF                  VALUE OF
                                                           SECURITIES UNDERLYING           UNEXERCISED
                                                          UNEXERCISED OPTIONS AT     IN-THE-MONEY OPTIONS AT
                          NUMBER OF                             YEAR-END(#)              YEAR-END($)(2)
                       SHARES ACQUIRED  VALUE REALIZED   -------------------------  -------------------------
        NAME           ON EXERCISE(#)       ($)(1)       EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
        ----           ---------------  --------------   -------------------------  -------------------------
A. W. Dahlberg.......    Not exercised       0                123,218/222,955            571,573/130,667
T. G. Boren..........    Not exercised       0                 16,987/32,360              43,590/36,318
P. J. DeNicola.......    Not exercised       0                 52,086/63,560             203,635/75,287
H. A. Franklin.......    Not exercised       0                 90,733/77,368             458,476/91,048
E. B. Harris.........    Not exercised       0                120,265/78,180             657,199/92,536

---------------

     (1) The "Value Realized" would be ordinary income, before taxes, and would represent the amount equal to the excess of the fair market value of the shares at the time of exercise above the exercise price.
     (2) This column represents the excess of the fair market value of the Company's common stock of $22.625 per share, as of December 31, 1996, above the exercise price of the options. One column reports the "value" of options that are vested and therefore could be exercised; the other, the "value" of options that are not vested and therefore could not be exercised as of December 31, 1996.

                  LONG-TERM INCENTIVE PLANS -- AWARDS IN 1996

     The following table sets forth the long-term incentive plan awards made to the named executive officers for the performance period January 1, 1996, through December 31, 1999.

                                                                          ESTIMATED FUTURE PAYOUTS UNDER
                                                      PERFORMANCE OR       NON-STOCK PRICE BASED PLANS
                                                    OTHER PERIOD UNTIL   --------------------------------
                                        NUMBER OF     MATURATION OR      THRESHOLD     TARGET    MAXIMUM
                 NAME                   UNITS(1)          PAYOUT           ($)(2)      ($)(2)     ($)(2)
                 ----                   ---------   ------------------   ----------   --------   --------
A. W. Dahlberg........................   491,010         4 years           245,505     491,010    982,020
T. G. Boren...........................     2,750         4 years                --          --         --
P. J. DeNicola........................   271,854         4 years           135,927     271,854    543,706
H. A. Franklin........................   317,913         4 years           158,957     317,913    635,826
E. B. Harris..........................   280,184         4 years           140,092     280,184    560,368

---------------

     (1) A performance unit is a method of assigning a dollar value to a performance award opportunity. Under the Executive Productivity Improvement Plan of the Company (the "plan"), the number of units granted to named executive officers (except Mr. Boren who does not participate in the plan) is 65 percent of their base salary range midpoint, with each unit valued at $1.00. No awards are paid unless the participant remains employed by the Company through the end of the performance period.
     Mr. Boren is awarded a number of units, valued at $100 each, by the board of directors of Southern Energy, Inc. under its Deferred Incentive Compensation Plan. No awards are paid unless the participant remains employed by the Company through the end of the performance period.
     (2) The threshold, target, and maximum value of a unit under the plan is $0.50, $1.00, and $2.00, respectively, and can vary based on the Company's return on common equity relative to a selected group of electric and gas utilities in the southeastern United States. If certain minimum performance relative to the selected group is not achieved, there will be no payout; nor is there a payout if the current earnings of the Company are not sufficient to fund the dividend rate paid in the last calendar year. The plan provides that in the discretion of the committee extraordinary income may be excluded for purposes of calculating the amount available for the payment of awards. All awards are payable in cash at the end of the performance period. (See Proposal No. 2 on page 13 of this proxy statement for information regarding the proposed amendments to the plan.)

     Under the Southern Energy, Inc. Deferred Incentive Compensation Plan, the number of units payable at the end of the four-year performance period is adjusted by a performance index based on the return on common equity of Southern Company common stock and the performance of Southern Energy's investment projects. At the end of the four-year period, the units, as adjusted, are payable in cash unless the participants elects, 12 months in advance of the end of the period, to defer receipt of the award. If approved by the stockholders, the proposed Southern Energy, Inc. Value Creation Plan would replace the Southern Energy, Inc. Deferred Incentive Compensation Plan. (See Proposal No. 5 on page 18 of this proxy statement for information regarding the proposed Southern Energy, Inc. Value Creation Plan.)

                               PENSION PLAN TABLE

                                            YEARS OF ACCREDITED SERVICE
                          ---------------------------------------------------------------
REMUNERATION                 15         20         25         30         35         40
------------              --------   --------   --------   --------   --------   --------
$ 50,000................  $ 12,750   $ 17,000   $ 21,250   $ 25,500   $ 29,750   $ 34,000
 100,000................    25,500     34,000     42,500     51,000     59,500     68,000
 300,000................    76,500    102,000    127,500    153,000    178,500    204,000
 500,000................   127,500    170,000    212,500    255,000    297,500    340,000
 700,000................   178,500    238,000    297,500    357,000    416,500    476,000
 800,000................   204,000    272,000    340,000    408,000    476,000    544,000
 900,000................   229,500    306,000    382,500    459,000    535,500    612,000

     The above table sets forth the estimated combined annual pension benefits under the pension and supplemental defined benefit plans in effect during 1996. Employee compensation covered by the pension and supplemental benefit plans for pension purposes is limited to the average of the highest three of the final 10 years' base salary and wages (reported under column titled "Salary" in the Summary Compensation Table on page 10). As of December 31, 1996, the applicable compensation levels for Messrs. Boren, Dahlberg, DeNicola, Franklin, and Harris would have been $258,336; $714,960; $387,792; $462,660; and $462,672, respectively. As of December 31, 1996, Messrs. Boren, Dahlberg, DeNicola, Franklin, and Harris had 26, 35, 26, 25, and 37 years, respectively, of accredited service.

     The amounts shown in the table were calculated according to the final average pay formula and are based on a single life annuity without reduction for joint and survivor annuities (although married employees are required to have their pension benefits paid in one of various joint and survivor annuity forms, unless the employee elects otherwise with the spouse's consent) or computation of the Social Security offset that would apply in most cases. This offset amounts to one-half of the estimated Social Security benefit (primary insurance amount) in excess of $3,000 per year times the number of years of accredited service, divided by the total possible years of accredited service to normal retirement age.

FIVE-YEAR PERFORMANCE GRAPH

     The following performance graph compares the cumulative total shareholder return on the Company's common stock with the Standard & Poor's Electric Utility Index and the Standard & Poor's 500 Index for the past five years. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on December 31, 1991, and that all dividends are reinvested. The shareholder return shown below for the five-year historical period may not be indicative of future performance.

                                        Southern
        Measurement Period               Company       S&P Electric Utility
      (Fiscal Year Covered)           Common Stock            Index            S&P 500 Index
1991                                              100                   100                100
1992                                              119                   106                108
1993                                              144                   119                118
1994                                              139                   104                120
1995                                              181                   136                165
1996                                              175                   136                203

APPOINTMENT OF INDEPENDENT AUDITORS

     The board of directors, upon recommendation of the Audit Committee, has selected Arthur Andersen LLP as independent auditors for 1997. Representatives of Arthur Andersen LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire and to respond to appropriate questions from stockholders.

2. PROPOSAL TO AMEND THE COMPANY'S EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN

     The Southern Company Executive Productivity Improvement Plan (the "Plan") was adopted by the board of directors effective as of January 1, 1994, and approved by the stockholders on May 25, 1994. The Plan was amended by the board of directors effective as of January 1, 1995, and approved by the stockholders on May 24, 1995. The Plan was further amended by the board of directors effective as of January 1, 1997.

     The board is seeking stockholder approval of the amended Plan in order to continue to qualify all compensation to be paid under the Plan, after an initial phase-in period, for full income tax deductibility under Section 162(m) of the Internal Revenue Code (the "Code"). Section 162(m) of the Code generally limits tax deductibility of certain compensation paid to each of the Company's five most highly compensated executive officers to $1,000,000, per officer, unless the compensation is paid under a performance plan, meeting certain criteria under the Code, that has been approved by its stockholders.

     Only executive officers of the Company are eligible to participate in the Plan. Presently, there are five executive officers participating in the Plan.

     The Plan is administered by the Compensation & Management Succession Committee of the board of directors of the Company (the "committee"). The committee consists of three or more directors of the Company who are not employees of the Company or its subsidiaries and who are not participants in the Plan. The committee has exclusive authority to interpret the Plan.

     The Plan has been amended to change the basis of the performance measurement from return on equity ("ROE") to total shareholder return ("TSR") for the years beginning on or after January 1, 1997. TSR is calculated as the value of an investment of $100 per quarter for each quarter over a specific period (the "TSR Computation Period"). Payments under the Plan are paid in cash and, for the applicable Computation Periods, are based upon the annual ranking of the Company's ROE within a group of 16 utility companies located in the southeastern United States, more than one-half of which are included in the Standard & Poor's Electric Utility Index, or upon the annual ranking of the Company's TSR to the TSR of a group of approximately 80 investor-owned electric utilities in the United States as reported by Goldman, Sachs & Co., which includes all of the companies in the Standard & Poor's Electric Utility Index.

     During an initial phase-in period, the award opportunity for the four-year period beginning January 1, 1994, is based 75% on ROE performance and 25% on TSR performance, the award opportunity for the four-year period beginning January 1, 1995, is based 50% on ROE performance and 50% on TSR performance, and the award opportunity for the four-year period beginning January 1, 1996, is based 25% on ROE performance and 75% on TSR performance. Consequently, portions of awards paid during the phase-in period are included in determining the deductibility of certain compensation paid to the Company's five most highly compensated executive officers. The award opportunity for Computation Periods beginning on or after January 1, 1997, is based entirely on TSR performance. The maximum award that may be paid to any individual under the Plan is $2,000,000. The executive officers currently participating in the amended Plan have an award opportunity ranging from 45 to 65 percent of their salary range midpoint or, in the discretion of the committee, their annual base salary.

     Under the amended Plan, awards based on ROE performance will range from 50 percent of the target award if the Company's ROE is in the second highest quartile to 200 percent of the target award if the Company's ROE is the highest among the selected group of companies, and awards based upon TSR performance will range from 50 percent of the target award if the Company's TSR is at the thirtieth percentile to 200 percent of the target award if the Company's TSR is at or above the ninetieth percentile among the selected group of companies. No awards may be paid for any ROE Computation Period in which the Company's ROE is below the median, nor for any TSR Computation Period in which the Company's TSR is below the thirtieth percentile, nor for any four-year period ending in a calendar year in which the Company's current earnings are not sufficient to fund its common stock dividend at the same level as the prior year.

     The following table sets forth estimated amounts to be paid under the Plan at target-level performance for the four-year performance period ending December 31, 1997:

                    EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN

NAME AND POSITION                                             DOLLAR VALUE($)
-----------------                                             ----------------
A. W. Dahlberg, Chairman, President & CEO, Southern
  Company...................................................       481,385
T. G. Boren, President, Southern Energy.....................             0
P. J. DeNicola, President, Southern Company Services........       266,526
H. A. Franklin, President, Georgia Power Company............       311,680
E. B. Harris, President, Alabama Power Company..............       274,693
Executive officers as a group...............................     1,440,594
Non-executive directors as a group..........................             0
Non-executive officer employees.............................             0

     The vote needed to approve the Plan is a majority of the shares of the Company's stock represented at the meeting and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

3. PROPOSAL TO APPROVE THE COMPANY'S PERFORMANCE STOCK PLAN

     The Southern Company Executive Stock Plan, adopted by the board of directors on December 7, 1987, and approved by the stockholders on May 25, 1988, expires in 1997. The Southern Company Performance Stock Plan (the "Plan") was adopted by the board of directors on February 17, 1997, subject to stockholder approval.

     The purpose of the Plan is to maximize the long-term success of the Company, to ensure a balanced emphasis on both current and long-term performance, to enhance Plan participants' identification with stockholders' interests, and to facilitate the attraction and retention of key individuals with outstanding ability.

     The Plan is administered by the Compensation & Management Succession Committee of the board of directors of the Company (the "committee"). The committee consists of three or more directors of the Company who are not employees of the Company or its subsidiaries. The committee has exclusive authority to interpret the Plan.

     The Plan permits the committee to grant not more frequently than once each calendar year, in its discretion, Incentive Stock Options and Nonqualified Stock Options (collectively, "Stock Options"), Stock Appreciation Rights, and Restricted Stock to directors of the Company and certain of its subsidiaries, and those employees who have a significant impact on the long-term performance and success of the Company. The committee has determined that the approximate number of participants under the Plan initially will be 250, but may be changed at the committee's discretion.

     Nonqualified Stock Options entitle the participant to purchase up to the number of shares of the Company's common stock ("Common Stock") specified in the grant at a specified price (the "Option Price"). The Option Price, which cannot be lower than the fair market value of the Common Stock on the grant date, is set by the committee at the time a grant is made.

     Stock Options designated by the committee as Incentive Stock Options are intended to comply with Section 422 of the Internal Revenue Code. They will be granted only to employees and entitle the participant to purchase the specified number of shares of Common Stock at the Option Price. The aggregate fair market value of Common Stock determined at the time of each grant for which any participant may vest in Incentive Stock Options under the Plan for any calendar year shall not exceed $100,000.

     Stock Appreciation Rights are rights that, when exercised, entitle the participant to the appreciation in value of the number of shares of Common Stock specified in the grant, from the date granted to the date exercised. The exercised Stock Appreciation Right may be paid in cash or Common Stock, as determined by the committee. Stock Appreciation Rights may be granted in the sole discretion of the committee in conjunction with an Incentive Stock Option or Nonqualified Stock Option. Stock Options and Stock Appreciation Rights may not be exercised more than 10 years after the date granted.

     Restricted Stock awards are grants of shares of Common Stock that are held by the Company for the benefit of the participant without payment of consideration by the participant. There are restrictions or conditions on the participant's right to transfer or sell such shares. The committee will establish a "Restriction Period" of from one through 10 years for each Restricted Stock award made. The participant will be entitled to dividends paid on the Restricted Stock and will have the right to vote such shares.

     Stock Options must be paid in full when exercised by the participant. The committee, in its discretion, may permit the Option Price to be paid in whole or in part through the transfer to the Company of shares of Common Stock previously acquired by the participant.

     A total of 40 million shares of Common Stock is available for grants under the Plan. The committee anticipates only granting Nonqualified Stock Options under the Plan at this time, however, the other types of awards provided for in the Plan may be granted in the future. Under the Plan, the maximum number of shares of Common Stock which may be the subject of any award to a participant during any calendar year is 1,000,000 shares. On March 31, 1997, the closing price per share of Common Stock reported on the New York Stock Exchange Composite Tape was $21.125.

     The board of directors may terminate or amend the Plan at any time; provided, however, without stockholder approval, the board may not increase the total number of shares of Common Stock available for grants under the Plan.

     The Plan will terminate February 17, 2007, unless terminated sooner by the board of directors.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS GRANTED UNDER THE PLAN

     The following is a summary of some of the more significant Federal income tax consequences under present law of the granting and exercise of Stock Options under the Plan.

     No taxable income is realized by a participant upon the grant of a Stock Option, and no deduction is then available to the Company. Upon exercise of a Stock Option, the excess of the fair market value of the shares of Common Stock on the date of exercise over the Option Price will be taxable to the participant as ordinary income and, subject to any limitation imposed by Section 162(m) of the Internal Revenue Code (the "Code"), deductible by the Company. The board is seeking stockholder approval of the Plan partly in order to qualify all compensation to be paid under the Plan for full income tax deductibility under
Section 162(m) of the Code. Section 162(m) of the Code generally limits tax deductibility of certain compensation paid to each of the Company's five most highly compensated executive officers to $1,000,000, per officer, unless the compensation is paid under a performance plan, meeting certain criteria under the Code, that has been approved by its stockholders.

     If a participant disposes of any shares of Common Stock received upon the exercise of any Stock Option granted under the Plan, such participant will realize a capital gain or loss equal to the difference between the amount realized on disposition and the value of such shares at the time the Stock Option was exercised. The gain or loss will be either long-term or short-term, depending on the holding period measured from the date of exercise. The Company will not be entitled to any further deduction at that time.

     The Company is required to withhold and remit to the Internal Revenue Service income taxes on all compensation which is taxable as ordinary income. Upon exercise of Stock Options, as a condition of such exercise, a participant must pay or arrange for payment to the Company of cash representing the appropriate withholding taxes generated by the exercise.

     The following table sets forth the estimated number and dollar value of Nonqualified Stock Options that could be granted under the Plan in 1997 to the individuals and groups indicated:

                             PERFORMANCE STOCK PLAN

NAME AND POSITION                                    NUMBER OF OPTIONS    DOLLAR VALUE ($)
-----------------                                    -----------------    ----------------
A. W. Dahlberg, Chairman, President & CEO, Southern
  Company..........................................       133,142                (1)
T. G. Boren, President, Southern Energy............        18,560                (1)
P. J. DeNicola, President, Southern Company
  Services.........................................        29,040                (1)
H. A. Franklin, President, Georgia Power Company...        35,807                (1)
E. B. Harris, President, Alabama Power Company.....        34,929                (1)
Executive officers as a group......................       324,763                (1)
Non-executive directors as a group.................             0                 0
Non-executive officer employees....................        39,969                (1)

---------------

     (1) The actual value a participant may realize, if any, will depend on the excess of the fair market value of the Common Stock over the Option Price on the date exercised. The average of the high and low prices of the Common Stock on March 31, 1997, was $21.1875.

     The vote needed to approve the Plan is a majority of the shares of the Company's stock represented at the meeting and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

4. PROPOSAL TO APPROVE THE COMPANY'S PERFORMANCE DIVIDEND PLAN

     The Southern Company Performance Dividend Plan (the "Plan") was adopted by the board of directors on February 17, 1997, subject to stockholder approval.

     The purpose of the Plan is to provide a financial incentive which will focus the efforts of certain key employees on areas which will have a direct and significant influence on corporate performance and to provide the potential for levels of compensation which will enhance the Company's ability to attract, retain and motivate such key employees.

     The board is seeking stockholder approval of the Plan in order to qualify all compensation to be paid under the Plan for full income tax deductibility under Section 162(m) of the Internal Revenue Code (the "Code"). Section 162(m) of the Code generally limits tax deductibility of certain compensation paid to each of the Company's five most highly compensated executive officers to $1,000,000, per officer, unless the compensation is paid under a performance plan, meeting certain criteria under the Code, that has been approved by its stockholders.

     The Plan is administered by the Compensation & Management Succession Committee of the board of directors of the Company (the "committee"). The committee consists of three or more directors of the Company who are not employees of the Company or its subsidiaries and who are not participants in the Plan. The committee has exclusive authority to interpret the Plan.

     Under the Plan, participants in the Southern Company Performance Stock Plan are awarded cash payments based upon the number of Stock Options held by the participant on the last day of the year multiplied by the aggregate annual dividend declared by the Company on its common stock during the year multiplied by a payout percentage determined by comparing the Company's performance against a selected group of peer companies. (See Proposal No. 3 on page 14 of this proxy statement for information regarding the proposed Southern Company Performance Stock Plan.) The committee has determined that the approximate number of participants under the Plan initially will be 250, but may be changed at the committee's discretion.

     The basis for measuring the Company's performance is total shareholder return ("TSR") calculated as the value of an investment of $100 per quarter for each quarter over a specific period (the "TSR Computation Period"). The TSR Computation Period is a four-calendar-year period except that, during the first three years of the Plan, the TSR Computation Period is one, two, and three years, respectively, beginning January 1, 1997. Payments under the Plan are paid in cash and, for the applicable Computation Periods, are based upon the annual ranking of the TSR of the Company within a group of approximately 80 investor-owned electric utilities in the United States as reported by Goldman, Sachs & Co., which includes all of the companies in the Standard & Poor's Electric Utility Index.

     Generally, the payout percentage will range from 25 percent of the dividend if the Company's TSR is at the thirtieth percentile to 100 percent of the dividend if the Company's TSR is at or above the ninetieth percentile among the selected group of companies. However, in the discretion of the committee, the payout percentage may be increased to a maximum of 200 percent of the dividend. No awards may be paid for any TSR Computation Period in which the Company's TSR is below the thirtieth percentile, nor for any Computation Period ending in a calendar year in which the Company's current earnings are not sufficient to fund its common stock dividend at the same level as the prior year.

     The maximum award that may be paid during any calendar year to any participant under the Plan with respect to any option granted during the calendar year is $6,000,000.

     The following table sets forth estimated amounts to be paid under the Plan at target-level performance for the performance period ending December 31, 1997:

                           PERFORMANCE DIVIDEND PLAN

NAME AND POSITION                                             DOLLAR VALUE ($)
-----------------                                             ----------------
A. W. Dahlberg, Chairman, President & CEO, Southern
  Company...................................................      346,170
T. G. Boren, President, Southern Energy.....................       24,128
P. J. DeNicola, President, Southern Company Services........       37,752
H. A. Franklin, President, Georgia Power Company............       46,549
E. B. Harris, President, Alabama Power Company..............       45,408
Executive officers as a group...............................      595,277
Non-executive directors as a group..........................            0
Non-executive officer employees.............................       51,960

     The vote needed to approve the Plan is a majority of the shares of the Company's stock represented at the meeting and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 4.

5. PROPOSAL TO APPROVE THE SOUTHERN ENERGY, INC. VALUE CREATION PLAN

     The Southern Energy, Inc. Value Creation Plan (the "Plan") was adopted by the board of directors of Southern Energy, Inc. ("Southern Energy ") effective as of January 1, 1997.

     The purpose of the Plan is to enhance the ability of Southern Energy to attract, retain, and motivate high performance employees, to focus the attention and efforts of those employees on goals which directly and significantly influence earnings before interest and income taxes, to provide financial rewards for long-term value creation, to reward consistency, and to improve the link between pay and performance for the achievement of corporate goals.

     The board is seeking stockholder approval of the Plan in order to qualify all compensation to be paid under the Plan for full income tax deductibility under Section 162(m) of the Internal Revenue Code (the "Code"). Section 162(m) of the Code generally limits tax deductibility of certain compensation paid to each of the Company's five most highly compensated executive officers to $1,000,000, per officer, unless the compensation is paid under a performance plan, meeting certain criteria under the Code, that has been approved by its stockholders.

     The Plan will be administered by the Compensation & Management Succession Committee of the board of directors of the Company (the "committee"). The committee consists of three or more directors of the Company who are not employees of the Company or its subsidiaries and who are not participants in the Plan. The committee has exclusive authority to interpret the Plan.

     The Plan permits the committee to grant, in its discretion, Appreciation Rights and Indexed Rights (collectively, "Rights") to a select group of employees of Southern Energy. The committee has determined that the approximate number of participants under the Plan initially will be 35, but may be changed at the committee's discretion. Presently, the Southern Energy president is the only executive officer participating in the Plan.

     Rights granted under the Plan entitle participants to the appreciation in the value of Southern Energy over a term of 10 years from the date of grant, as verified by a nationally recognized independent appraisal firm chosen by the committee. The initial valuation of the units of phantom interests in Southern Energy created by the Plan, as verified by such appraisal firm, is $10.00 each. The number of such units outstanding shall be adjusted to reflect changes in capitalization of Southern Energy. Appreciation Rights shall vest at the rate of 25 percent per year on each of the first four anniversary dates of the date of the grant. The maximum number of Appreciation Rights which a participant may receive in any Plan year shall be 150,000.

     Indexed Rights entitle the participant to the appreciation in value as adjusted by an interest rate over a ten year term. Indexed Rights shall vest 100 percent on the fourth anniversary of the date of the grant. The maximum number of Indexed Rights which a participant may receive in any Plan year shall be 5,000,000. Vested Rights may be exercised by the participant at the value established as of December 31 of the immediately preceding Plan year, and are paid in cash.

     The following table sets forth estimated amounts to be granted under the Plan for the performance period ending December 31, 1997:

                   SOUTHERN ENERGY, INC. VALUE CREATION PLAN

NAME AND POSITION                                      NUMBER OF UNITS    DOLLAR VALUE ($)
-----------------                                      ---------------    ----------------
A. W. Dahlberg, Chairman, President & CEO, Southern
  Company............................................            0                0
T. G. Boren, President, Southern Energy..............      838,983               (1)
P. J. DeNicola, President, Southern Company
  Services...........................................            0                0
H. A. Franklin, President, Georgia Power Company.....            0                0
E. B. Harris, President, Alabama Power Company.......            0                0
Executive officers as a group........................            0                0
Non-executive directors as a group...................            0                0
Non-executive officer employees......................            0                0

---------------

     (1) The actual value a participant may realize, if any, will depend on the excess of the value of Southern Energy on the date Rights are exercised over the value on the dates Rights are granted.

     The vote needed to approve the Plan is a majority of the shares of the Company's stock represented at the meeting and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 5.

6. OTHER BUSINESS

     The board of directors is not aware of any other matters to be presented at the annual meeting for stockholder action. However, the holders of the proxies intend to vote in their discretion on any properly presented matters.

SOLICITATION OF PROXIES

     The cost of soliciting proxies will be paid by the Company and includes reimbursement to brokers, banks, nominees, and other fiduciaries for forwarding proxy material to beneficial owners in accordance with regulations of the Securities and Exchange Commission and the New York Stock Exchange. Officers and other employees of the Company or its subsidiaries may solicit proxies personally or by telephone in certain instances in an effort to have larger representation at the meeting.

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING OF STOCKHOLDERS

     The deadline for the receipt of stockholder proposals for consideration for inclusion in the Company's proxy statement and form of proxy for the 1998 Annual Meeting of Stockholders is December 19, 1997.

YOUR VOTE IS IMPORTANT

     To save the Company the expense of a second proxy mailing, please use the toll-free telephone number on the enclosed proxy card or mark, date, sign, and promptly return the enclosed form of proxy.

     The Company's 1996 Annual Report to the Securities and Exchange Commission on Form 10-K will be provided without charge to each stockholder upon written request to Tommy Chisholm, Secretary, Southern Company, 270 Peachtree Street, Suite 2200, Atlanta, Georgia 30303.

                       (PRINTED ON RECYCLED PAPER LOGO)
                       EXPLANATION OF DIFFERENCES BETWEEN

                   CIRCULATED DOCUMENT AND ELECTRONIC DOCUMENT

Notice of Annual Meeting and Proxy Statement

1. The back cover contains the phrase "Printed on Recycled Paper" with the appropriate logo.

                                                                      Appendix A













                          AMENDMENT AND RESTATEMENT OF
                                SOUTHERN COMPANY
                     EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN


                            EFFECTIVE JANUARY 1, 1997














                              TROUTMAN SANDERS LLP
                                NationsBank Plaza
                     600 Peachtree Street, N.E., Suite 5200
                             Atlanta, Georgia 30308
                                 (404) 885-3000

                                SOUTHERN COMPANY
                     EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN

                                    Purposes

         The purposes of the Southern Company Executive Productivity Improvement Plan (the "Plan") are to provide a financial incentive which will focus the efforts of certain executives on areas that will have a direct and significant influence on corporate performance and to provide the potential for levels of compensation that will enhance the Employing Companies' abilities to attract, retain and motivate such executives. In order to achieve these objectives, the Plan will be based upon corporate performance.

         This Amendment and Restatement shall be effective as of January 1, 1997.


                                    ARTICLE I

                                   Definitions

         For purposes of the Plan, the following terms shall have the following meanings unless a different meaning is plainly required by the context:

         1.1 "Annual Salary" shall mean base salary or wages paid to a Participant before deductions for taxes, social security, etc., including all amounts contributed by an Employing Company to The Southern Electric System Flexible Benefits Plan or The Southern Company Flexible Benefits Plan on behalf of a Participant, amounts contributed by any Employing Company to The Southern Company Employee Savings Plan as Elective Employer Contributions, as said term is defined in Section 4.1 therein, pursuant to the Participant's exercise of his deferral option made in accordance with Section 401(k) of the Internal Revenue Code, and amounts contributed to the Deferred Compensation Plan for The Southern Company, but excluding all awards under The Southern Company Performance Pay Plan and the Southern Company Executive Productivity Improvement Plan, overtime pay, shift differential and substitution pay.

         1.2 "Average ROE" shall mean the mathematical result obtained by (a) calculating the return on equity for each year in the Computation Period, (b) adding the return on equity calculations for all years in the Computation Period; and (c) dividing the total by the number of years in the Computation Period.

         1.3 "Award" shall mean the Award Opportunity or Award Units multiplied by the Performance Unit Value determined under Sections 3.2 and 3.4 of the Plan.

     1.4 "Award  Opportunity" shall mean the award opportunity  determined under
Section 3.1 of the Plan.

     1.5 "Award Unit" shall mean the unit  opportunity  determined under Section
3.3 of the Plan.

     1.6 "Board of Directors" shall mean the Board of Directors of Southern Company Services, Inc.

         1.7 "Chief Executive Officer" shall mean the individual designated as such by the Board of Directors of an Employing Company and of Southern Company.

         1.8 "Committee" or "Compensation Committee" shall mean the Compensation Committee of the Board of Directors of Southern Company or the Employing Company.

         1.9     "Common Stock" shall mean the common stock of Southern Company.

         1.10 "Computation Period" shall mean a four-year period commencing on the first day of the initial year of participation and thereafter it shall mean a four-year period commencing the first day of January each year made up of the ROE Computation Period and the TSR Computation Period, if any, respectively.

         1.11 "Employing Company" shall mean Southern Company Services, Inc., or any affiliate or subsidiary (direct or indirect) of Southern Company, which the Board of Directors may from time to time determine to bring under the Plan and which shall adopt the Plan, and any successor of any of them.

         1.12 "Executive Employee" shall mean any person who is currently employed by an Employing Company who is a "covered employee" as that term is defined in Section 162(m) of the Internal Revenue Code (the "Code") who is designated as an Executive Employee by the Compensation Committee and such other persons employed by an Employing Company as the Compensation Committee in its discretion shall designate.

     1.13 "Grade Level" shall mean the evaluation assigned under the job evaluation system.

         1.14 "Grade Level Value" shall mean the assigned dollar value within the Annual Salary range for a Grade Level in a Computation Period, upon which awards are based.

     1.15 "Non-Adopting Employer" shall mean any subsidiary or affiliate of Southern Company which is not an Employing Company.

         1.16 "Participant" shall mean an Executive Employee who satisfies the criteria referred to in Article II at the beginning of a Computation Period but shall not include any individual who ceased to be an Executive Employee by reason of the amendment of Section 1.11 hereof by this Amendment and Restatement.

         1.17 "Payment Date" shall mean the date the check evidencing the Award is endorsed by an authorized person of an Employing Company.

     1.18 "Percentage of Total Award" shall have the meaning ascribed in Exhibits B and E hereof.

         1.19 "Plan" shall mean the Southern Company Executive Productivity Improvement Plan, as described herein or as from time to time amended.

     1.20 "Prior Plan" shall mean the Plan as amended and restated effective January 1, 1995.

         1.21     "Southern Company" shall mean The Southern Company.

     1.22 "ROE  Computation  Period" shall have the meaning  ascribed in Section
3.1 hereof.

         1.23 "ROE Peer Group Companies" shall mean the companies set forth on Exhibit C attached hereto and as may be revised from time to time by the Committee to reflect mergers, acquisitions, reorganizations, etc. of such companies.

         1.24 "Termination for Cause" or "Cause" shall mean the termination of a Participant's employment by an Employing Company under any of the following circumstances:

               a. The Participant willfully neglects or refuses to discharge his or her duties to the Employing Company as an employee or refuses to comply with any lawful or reasonable instructions given to him or her by the Employing Company without reasonable excuse;

               b. The Participant is guilty of gross misconduct. For purposes of this Plan, the following acts shall constitute gross misconduct:

                    i) any act  involving  fraud  or  dishonesty  or  breach  of appropriate regulations of competent authorities;

                    ii) the  carrying  out of any  activity or the making of any statement which would prejudice and/or reduce the good name and standing of the Company or an Employing Company or would bring the Company or an Employing Company any into contempt, ridicule or would reasonably shock or offend any community in which the Company or an Employing Company is located;

                    iii) attendance at work in a state of intoxication or otherwise being found in possession at his or her workplace of any prohibited drug or substance, possession of which would amount to a criminal offense;

                    iv) assault or other act of violence against any employee or other person during the course of the  Participant's  employment;
               and

                    v) conviction of any felony or misdemeanor  involving  moral turpitude.

         1.25 "Total Shareholder Return" or "TSR" shall mean the total amount an investor would receive by investing $100 per quarter in Common Stock or in TSR Peer Group Common Stock, as the case may be, as determined by measuring the total dividends which would have been paid on such Common Stock or TSR Peer Group Common Stock by reinvesting such dividends on a quarterly basis in additional shares of Common Stock or TSR Peer Group Common Stock as the case may be and the total gain or loss on such Common Stock or Peer Group Common Stock as if such stock had been sold at the closing price on the last day of the respective Computation Period.

     1.26 "TSR  Computation  Period" shall have the meaning  ascribed in Section
3.3 hereof.

     1.27 "TSR Peer Group Common Stock" shall mean the common stock of the Peer Group Companies

     1.28 "TSR Peer Group Companies" shall mean those Companies designated by Goldman Sachs as the 80 Utility Peer Group Companies as published quarterly and as composed from time to time. In the event that Goldman Sachs no longer publishes the 80 Utility Peer Group Companies, the Committee shall choose such other and similar list of national peer group companies as published by a similarly nationally recognized firm.

     1.29 "Value of Performance Unit" shall have the meaning ascribed in Exhibits B and E attached hereto.

         Where the context requires, words in the masculine gender shall include the feminine and neuter genders, words in the singular shall include the plural, and words in the plural shall include the singular.


                             ARTICLE II

                                  Participants

     2.1 Participation in the Plan shall be limited to Executive Employees of the Employing Companies.

         2.2 Any Participant who vacates an eligible Grade Level prior to the close of a Computation Period and who is not immediately re-employed with an affiliate of an Employing Company shall forfeit any Award for any Computation Periods that have not closed as of the date the Participant vacates such eligible Grade Level.

         2.3 If a Participant's employment is terminated by reason of death, disability or retirement, such Participant or his or her estate shall be eligible to receive an Award for the Computation Period ending in the year of such death, disability or retirement unless such death, disability or retirement shall have occurred on January 1 in which case the Participant or his or her estate shall only be entitled to an Award for the Computation Period ending December 31 of the previous year. Any Participant who terminates employment for any other reason shall receive only any unpaid Award for a completed Computation Period and shall not be eligible to receive an Award for the Computation Period ending in the year of such termination of employment, provided, however, that any Participant who's employment is Terminated for Cause shall forfeit any and all unpaid Awards as of the date of termination.

         2.4 Notwithstanding the provisions of Section 2.3 above, in the case of an individual transferring from an Employing Company to a Non-Adopting Employer any Award paid for any Computation Period not yet closed as of the date of a Participant's transfer shall be paid to the Participant by the Employing Company from which the Participant is transferring on the following basis:

               (i) 100% of the Award for the Computation Period ending in the year of transfer;

               (ii) 75% of the Award for the Computation Period ending in the first year following the year of transfer;

               (iii) 50% of the Award for the Computation Period ending in the second year following the year of transfer; and

               (iv) 25% of the Award for the Computation Period ending in the third year following the year of transfer.

Such transferring Participant shall receive no award for any Computation Period which has not begun on the date of the Participant's transfer or if Participant shall no longer be in an eligible Grade Level after such transfer.

         Any Awards payable under this Section 2.4 shall be based on the Grade Level at the time of transfer.

         2.5 In the case of an individual transferring from a Non-Adopting Employer to an Employing Company whose Grade Level and length of service at the Non-Adopting Employer would have caused the Employee to have been a Participant in the Plan if the Non-Adopting Employer were an Employing Company and whose Grade Level after the transfer would enable the Employee to participate in the Plan, such individual shall be deemed to have been employed by an Employing Company while employed with the Non-Adopting Employer and shall, for any Computation Period ending after such transfer, be deemed a Participant in the plan as if the Non-Adopting Employer was an Employing Company.

         Any Awards payable under this Section 2.5 shall be based on the Grade Levels at the Employing Company.

         2.6 Notwithstanding any other provision of this Plan, no employee whose employment is Terminated for Cause shall be eligible to receive an Award under this Plan.

         2.7 The administration of Awards for Participants who are promoted or transferred from one Grade Level included in the Plan to another Grade Level included in the Plan shall be based on the Participant's Grade Level Value on the first day of the Computation Period for which an Award is being granted. For the Computation Periods ending December 31, 1995, December 31, 1996, December 31, 1997 and December 31, 1998 a Participant's Grade Level Value for determining Awards shall be the Participant's Grade Level Value on January 1, 1995.

         2.8 Notwithstanding any other provision of this Plan, the maximum Award for any Computation Period payable to any Participant shall be two million dollars ($2,000,000).

         2.9 Any individual who initially becomes a Participant in the Plan as of January 1, 1995 shall be considered to have been participating in the Plan as of January 1, 1993 for purposes of determining benefits payable for any Computation Period that began or begins on or after January 1, 1993 and such Participant will therefore be eligible for an Award equal to seventy-five percent (75%) of the Award Opportunity for the Computation Period ending December 31, 1995.

         2.10 In the case of an individual who becomes a Participant subsequent to January 1, 1995, said Participant will participate in each Computation Period which ends not less than two (2) years after becoming a Participant.


                                   ARTICLE III

                      Corporate Financial Performance Award

         3.1 For Computation Period years beginning before January 1, 1997 (the "ROE Computation Period"), the Award Opportunity for each Participant shall be based upon either his Grade Level Value (as determined based on his Grade Level at the beginning of such period) or, in the Committee's discretion, upon his Annual Salary at the beginning of such period and in either case shall range from fifty percent (50%) to sixty-five percent (65%) of such Grade Level Value or Annual Salary, as applicable. The Award Opportunity for each Grade Level or Annual Salary shall be determined in accordance with the chart set forth in Exhibit A hereof.

         3.2 Each Award Opportunity granted in the ROE Computation Period shall be multiplied by the Value of Performance Unit factor and the Percentage of Total Award factor set forth in Exhibit B hereof, which is based on Southern Company's Average ROE ranking during the ROE Computation Period as compared to the Average ROE ranking of the ROE Peer Group Companies to determine a Participant's Award. The return on common equity of the ROE Peer Group Companies shall be determined annually by an independent certified public accountant based on generally accepted accounting principles and shall be properly adjusted and annualized by such accountant so that each ROE Peer Group Company return on common equity may be accurately compared to that of Southern Company.

         3.3 For Computation Period years beginning on or after January 1, 1997 (the "TSR Computation Period"), the Award Units for each Participant shall be based upon either his Grade Level Value (as determined based upon his Grade Level at the beginning of such period) or, in the Committee's discretion, upon his Annual Salary at the beginning of such period and, in either case shall range from fifty percent (50%) to sixty-five percent (65%) of such Grade Level Value or Annual Salary, as applicable. The Award Units for each Grade Level or Annual Salary shall be determined in accordance with the charts set forth in Exhibit D hereof.

         3.4 Each Award Unit granted in the TSR Computation Period shall be multiplied by the Value of Performance Unit factor and the Percentage of Total Award factor set forth in Exhibit E hereof which is based on Total Shareholder Return of Southern Company as compared to the Total Shareholder Return for the TSR Peer Group Companies. The Total Shareholder Return of Southern Company and the TSR Peer Group Companies shall be determined annually by an independent certified public accountant based on generally accepted accounting principles and shall be property adjusted and amortized by such accountant so that each TSR Peer Group Company's total shareholder return may be accurately compared to that of Southern Company.

         3.5 Notwithstanding the above provisions, an Award will not be granted for any Computation Period ending with the calendar year in which the current earnings of Southern Company are less than the amount necessary to fund the dividends on its Common Stock at the rate such dividends were paid for the immediately preceding calendar year.

         3.6 In the discretion of the Compensation Committee the Award for one or more Computation Period(s) may be calculated without regard to any extraordinary item of income incurred by Southern Company or any Employing Company, provided such determination is made prior to the close of the Computation Period.

         3.7 The Awards to the Participants will be paid in cash as soon as is practicable after all evaluations are completed. An Award payment may not be deferred under this Plan. In the event an Award was deferred under the Prior Plan, such deferral shall be governed by the terms of the Prior Plan.


                                  ARTICLE IV

                            Miscellaneous Provisions

         4.1 Neither the Participant, his beneficiary, nor his personal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payments of this Plan shall be void and have no effect.

         4.2 The Employing Company shall not reserve or otherwise set aside funds for the payments of Awards deferred in accordance with the Prior Plan.

         4.3 The Plan may be amended, modified, or terminated by the Board of Directors in its sole discretion at any time and from time to time; provided, however, that no such amendment, modification, or termination shall impair any rights to payments which have been deferred under the Prior Plan prior to such amendment, modification, or termination.

         4.4 It is expressly understood and agreed that the Awards made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the Employing Company.

         4.5 There shall be deducted from the payment of each Award under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Employing Company to such governmental authority for the account of the person entitled to such distribution.

         4.6 Any Awards paid to a Participant while employed by an Employing Company shall not be considered in the calculation of the Participant's benefits under any other employee welfare or pension benefit plan maintained by an Employing Company, unless otherwise specifically provided therein.

         4.7 This Plan, and all its rights under it, shall be governed by and construed in accordance with the laws of the State of Georgia.


         IN WITNESS WHEREOF, Southern Company Services, Inc., through its duly authorized officers, hereby amends and restates the Southern Company Executive Productivity Improvement Plan this ____ day of March, 1997, to be effective January 1, 1997.


                                               SOUTHERN COMPANY SERVICES, INC.




                                             By: ______________________________

                                            Its: ______________________________

Attest: ________________________


By:     ________________________

Its:      ________________________

         [CORPORATE SEAL]

                                SOUTHERN COMPANY

                     EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN

                                    EXHIBIT A

                                Award Opportunity


Grade                                                 Award Opportunity
1/1/95                    6/1/95                Percentage of Grade Level Value
                                                       or Annual Salary

President/CEO                                               50/65%
29/30                       (15)                             50%

                                SOUTHERN COMPANY

                     EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN

                                    EXHIBIT B

                             Performance Unit Factor
                                       Position Ranking
                   ----------------------------------------------------------
    Value of
Performance Unit            12-14           15-17             18-20
       $                  Companies       Companies         Companies
       -                  ---------       ---------         ---------
                            Above           Above             Above
     $2.00               Position 1      Position 1        Position 1
      1.80                   1.0             1.0               1.0
      1.60                   2.0             2.0               2.0
      1.40                   2.5             3.0               3.0
      1.20                   3.0             4.0               4.0
      1.00                   4.0             4.5               5.0
      0.90                   4.5             5.0               6.0
      0.80                   5.0             6.0               7.0
      0.70                   6.0             7.0               8.0
      0.60                   6.5             8.0               9.0
      0.50                   7.0             8.5              10.0
        0                 Below 7.0       Below 8.5         Below 10

            Percentage Of Total Award Factor

    Computation Period Ending                                            Factor
        December 31, 1997                                                 75%
        December 31, 1998                                                 50%
        December 31, 1999                                                 25%
            Thereafter                                                     0%

                                SOUTHERN COMPANY

                     EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN

                                    EXHIBIT C

                            ROE Peer Group Companies


Allegheny Power System
American Electric Power
Carolina Power & Light
Central & South West                        (4 utility subs will be combined*)
Central Louisiana Electric
Constellation Energy                        (previously BG&E & Potomac Electric)
Delmarva Power & Light
Duke Power
Entergy
Florida Power & Light                       (previously used FPL Group, Inc.)
Florida Power Corp.                         (previously used Florida Progress)
Kentucky Utilities Company                  (previously used KU Energy)
South Carolina Electric & Gas               (previously used SCANA)
Southern Company (Core only)
Tampa Electric                              (previously used TECO Energy)
Virginia Electric & Power                   (previously used Dominion Resources)



*Central Power & Light Co., Public Service Co. of Oklahoma, Southwestern Electric Power Co. and West Texas Utilities Co.

------------------------------------------------------------------------------
                                SOUTHERN COMPANY
------------------------------------------------------------------------------

                     EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN

                                    EXHIBIT D

                                   Award Units



Grade
1/1/95                  6/1/95                          Award Units
                                              Percentage of Grade Level Value
                                                      or Annual Salary

President/CEO                                              50/65%
29/30                  (15)                                 50%

                                SOUTHERN COMPANY


                     EXECUTIVE PRODUCTIVITY IMPROVEMENT PLAN

                                    EXHIBIT E

                             Performance Unit Factor


 Value of Unit                                        Percentage of Southern TSR
                                                                 vs.
                                                           Investor Utility
     $ 2.00                                                 90th and above
     $ 1.50                                                 70th and above
     $1.00                                                  50th and above
     $ .50                                                  30th and above
     $ .00                                                    Below 30th





                        Percentage Of Total Award Factor

Computation Period Ending                                            Factor
    December 31, 1997                                                 25%
    December 31, 1998                                                 50%
    December 31, 1999                                                 75%
        Thereafter                                                    100%


                                                                     Appendix B













                     SOUTHERN COMPANY PERFORMANCE STOCK PLAN



                           EFFECTIVE FEBRUARY 17, 1997
















                              TROUTMAN SANDERS LLP
                                NationsBank Plaza
                     600 Peachtree Street, N.E., Suite 5200
                             Atlanta, Georgia 30308
                                 (404) 885-3000

                           SOUTHERN COMPANY STOCK PLAN
                                    Purposes
         This Southern Company Performance Stock Plan is intended to maximize the long-term success of Southern Company, ensure a balanced emphasis on both current and long-term performance, enhance Participants' identification with shareholders' interests, and facilitate the attraction and retention of key individuals with outstanding ability.

                                    ARTICLE I

     1.1 Definitions. Whenever used in the Plan, the following terms shall have the meaning set forth below:

               (a) "Award" shall mean, individually and collectively, any Option, Stock Appreciation Right, or Restricted Stock granted under the Plan.

               (b) "Award Document" shall mean the written document evidencing the grant of an Award and setting forth the terms and conditions thereof.

               (c) "Base Value" shall mean the Fair Market Value of a Stock Appreciation Right on the date of its grant.

               (d) "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

               (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

               (f) "Committee" shall mean the Compensation Committee of the Board of Directors of the Company composed solely of not less than three (3) Nonemployee Directors and, to the extent necessary for any Award intended to qualify as performance based compensation under
          Section 162(m) of the Code to so qualify, each member of the Committee shall be an Outside Director.

               (g) "Common Stock" shall mean the Common Stock of the Company.

               (h) "Company" shall mean The Southern Company or any successor thereto.

               (i) "Covered Employee" shall mean a Participant who is as of the last day of the Company's fiscal year in which the Participant shall be required to recognize taxable income with respect to an Award, a "covered employee" within the meaning of Code section 162(m)(3) and the regulations thereunder.

               (j) "Director" shall mean any person who is currently a member of the Board of Directors of the Company or an Employing Company.

               (k) "Disability" shall mean total and permanent disability as determined by the Social Security Administration.

               (l) "Effective Date" shall mean the date the Plan is adopted by the Board of Directors of the Company, subject to approval by the shareholders of the Company at a meeting held within twelve (12) months following the date of adoption by the Board of Directors.

               (m) "Employee" shall mean any person who is currently employed by an Employing Company.

               (n) "Employing Company" shall mean any affiliate or subsidiary (direct or indirect) of the Company, which the Board of Directors may from time to time determine to bring under the Plan and which may adopt the Plan, and any successor of any of them.

                    The Employing Companies as of January 1, 1997 are:

                        Alabama Power Company
                        Georgia Power Company
                        Gulf Power Company
                        Mississippi Power Company
                        Savannah Electric and Power Company
                        Southern Communications, Inc.
                        Southern Company Services, Inc.
                        Southern Energy, Inc.
                        Southern Nuclear Operating Company
                        Southern Development and Investment Group, Inc.

               (o) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

               (p) "Fair Market Value" shall mean the average of the high and low prices at which a share of Common Stock shall have been traded on the date of grant or the exercise of an Award, or on the next preceding trading day if such date was not a trading date, as reported on the New York Stock Exchange-Composite Transactions Listing, or as otherwise determined by the Committee. In no event shall the Fair Market Value equal less than the par value of the Common Stock.

               (q) "Incentive Stock Option" shall mean a stock option satisfying the requirements of Section 422 of the Code granted pursuant to
          Section 4.1(b) and designated by the Committee as an Incentive Stock Option.

               (r) "Nonemployee Director" shall mean a Director of the Company who is a "nonemployee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

               (s) "Nonqualified Stock Option" shall mean an Option, other than an Incentive Stock Option, granted pursuant to Section 4.1(c).

               (t) "Option" shall mean, individually and collectively, an Incentive Stock Option or a Nonqualified Stock Option to purchase Common Stock.

               (u) "Optionee" shall mean a person to whom an Option has been granted under the Plan.

               (v) "Option Price" shall mean the price per share of Common Stock set by the grant of an Option, but in no event less than the Fair Market Value of the Common Stock on the date of grant.

               (w) "Outside Director" shall mean a Director of the Company who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

               (x) "Participant" shall mean any Director or Employee who satisfies the criteria set forth in Article III.

               (y) "Performance-Based" shall mean compensation which qualifies as "performance-based" within the meaning of Code section 162(m)(4)(c) and the regulations thereunder.

               (z)  "Restricted  Stock" shall mean an Award granted  pursuant to
          Section 4.1(e).

               (aa) "Retirement" shall mean the termination of service or employment by a Participant on or after age 65 or as otherwise determined by the Committee in its sole discretion.

               (bb)   "Separation   Date"  shall  mean,  as  determined  by  the
          Committee, the date on which a Participant's service or employment with the Company or Employing Company terminates for reasons other than his transfer of service or employment to the Company or another Employing Company. Whether any leave of absence shall constitute termination of service or employment for the purposes of the Plan shall be determined in each case by the Committee in its sole discretion.

               (cc) "Stock Appreciation Right" or "SAR" shall mean a right to any appreciation in value of shares of Common Stock granted pursuant to Section 4.1(d).

         1.2 Construction. Where the context requires, words in the masculine gender shall include the feminine and neuter genders, words in the singular shall include the plural, and words in the plural shall include the singular.

         1.3 Term. The Plan shall remain in effect for ten (10) years from the Effective Date or until terminated by the Board of Directors, whichever occurs first.
                                   ARTICLE II

         2.1 Plan Administration. The Plan shall be administered by the Committee. The Committee is authorized to establish such rules, to appoint such agents and to delegate such authority as it deems appropriate for the proper administration of the Plan, including, but not limited to, the delegation of authority to such person or persons to exercise the discretion provided in
Section 5.1 hereof to determine whether a Participant may exercise an Award subsequent to termination of employment, and to make such determinations and to take such steps in connection with the Plan or the benefits provided hereunder as it deems necessary or advisable.


         2.2 Plan Interpretation. The Committee shall have the exclusive authority to interpret the Plan. The decision of the Committee with respect to any question arising as to the grant of an Award to a Participant in the Plan, the amount, term, form, and time of payment of Awards under the Plan, or any other matter concerning the Plan shall be final, conclusive, and binding on both the Company and the Participants.


                                   ARTICLE III

         3.1 Eligibility. The Participants in the Plan shall be limited to Directors and to those Employees, as determined by the Committee, who have a significant impact on the long-term performance and success of the Company. Subject to the terms of the Plan, the Committee shall identify individuals eligible to become Participants in the Plan, select from time to time the Participants to whom Awards shall be granted and shall determine the number of Awards to be granted.


                                   ARTICLE IV

         4.1      Awards.

                  (a) General. Beginning February 17, 1997 and thereafter not more frequently than once each calendar year, the Committee shall determine the forms and amounts of Awards for Participants, provided that in no event shall any Award be granted until the shareholders of the Company have approved the Plan. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Awards under the Plan need not be uniform and Awards under two (2) or more paragraphs may be combined in one Award Document. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. Such Awards may take the following forms, in the Committee's sole discretion:

                  (b) Incentive Stock Options. These shall be stock options within the meaning of Section 422 of the Code to purchase Common Stock. In addition to other restrictions contained in the Plan, an Incentive Stock Option (1) shall not be exercised more than ten (10) years after the date it is granted, (2) shall not have an Option Price less than the Fair Market Value of Common Stock on the date the Incentive Stock Option is granted, (3) shall otherwise comply with Section 422 of the Code, (4) shall be granted only to Employees and (5) shall be designated as an "Incentive Stock Option" by the Committee. The aggregate Fair Market Value of Common Stock determined at the time of each grant for which any Optionee may vest in Incentive Stock Options under this Plan for any calendar year shall not exceed $100,000.

                  (c) Nonqualified Stock Options. These shall be stock options to purchase Common Stock which are not designated by the Committee as "Incentive Stock Options." At the time of the grant, the Committee shall determine the Option exercise period, the Option Price, and such other conditions or restrictions on the exercise of the Nonqualified Stock Option as the Committee deems appropriate. In addition to other restrictions contained in the Plan, a Nonqualified Stock Option (1) shall not be exercised more than ten (10) years after the date it is granted, and (2) shall not have an Option Price less than 100% of the Fair Market Value of Common Stock on the date the Nonqualified Stock Option is granted.

                  (d) Stock Appreciation Rights. These shall be rights that on exercise entitle the holder to receive the excess of (1) the Fair Market Value of Common Stock on the date of exercise over (2) its Base Value multiplied by (3) the number of SAR's exercised. Such rights shall be satisfied in cash, stock, or a combination thereof, as determined by the Committee. Stock Appreciation rights granted under the Plan may be granted in the sole discretion of the Committee in conjunction with an Incentive Stock Option or Nonqualified Stock Option under the Plan. The Committee may impose such conditions or restrictions on the exercise of SAR's as it deems appropriate and may terminate, amend, or suspend such SAR's at any time. SAR's granted under this Plan shall not be exercised more than ten (10) years after the date of grant.

                  (e) Restricted Stock. Restricted Stock shall be shares of Common Stock held by the Company for the benefit of a Participant without payment of consideration, except as otherwise may be determined by the Committee in its discretion, with restrictions or conditions upon the Participant's right to retain, transfer or sell such shares. The following provisions shall be applicable to Restricted Stock
         Awards:

                    (1) Stock Power. Each certificate for Restricted Stock shall be registered in the name of the Participant and shall be deposited by him with the Company, together with a stock power endorsed in blank.

                    (2) Restriction  Period.  At the time of making a Restricted
               Stock Award, the Committee shall establish the "Restriction Period" applicable thereto. Such Restriction Period may be up to ten (10) years as determined by the Committee. The Committee may provide for the annual lapse of restrictions with respect to a specified percentage of the Restricted Stock, provided the Participant satisfies all eligibility requirements at such time.

                    (3) Dividends.  The Participant shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Common Stock and all other shareholder's rights except the following:

                         (i) the  Participant  shall not be entitled to delivery
                    of the stock certificate during the Restriction Period,

                         (ii) the  Company  shall  retain  custody of the Common
                    Stock during the Restriction Period, and

                         (iii) a breach  of a  restriction  or a  breach  of the
                    terms and conditions established by the Committee with respect to the Restricted Stock shall cause a forfeiture of the Restricted Stock.

         4.2 Award Document. After the Committee determines the form and amount of a Participant's Award, it shall cause the Company to prepare an Award Document to be delivered to the Participant setting forth the form and amount of the Award and any conditions and restrictions on the Award imposed by the Plan and the Committee.

         4.3 Exercise and Payment. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of shares of Common Stock to be purchased and accompanied by payment therefore and otherwise in accordance with the Award Document pursuant to which the Option was granted. The purchase price for any shares of Common Stock purchased pursuant to the exercise of an Option shall be paid, as determined by the Committee in its discretion and set forth in the Award Document at the time of grant, in either of the following forms (or any combination thereof): (i) cash or (ii) the transfer of shares of Common Stock with a Fair Market Value equal to the aggregate exercise price of the Option to the Company upon such terms and conditions as determined by the Committee. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures (other than the withholding of shares of Common Stock that would otherwise be acquired upon the exercise of such Option) which are, from time to time, deemed acceptable by the Committee, and the Committee may authorize that the purchase price payable upon exercise of an Option may be paid by having shares of Common Stock withheld that otherwise would be acquired upon such exercise. Any shares of Common Stock transferred to the Company (or withheld upon exercise) as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. The Optionee shall deliver the Award Document evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Award Document to the Optionee. No fractional shares of Common Stock (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of shares of Common Stock that may be purchased upon exercise shall be rounded to the nearest number of whole shares of Common Stock.

                                    ARTICLE V

         5.1 Termination of Service or Employment. A Participant whose service as a Director or employment terminates for reasons other than Retirement, Disability, or death shall, in the discretion of the Committee, have no right to receive any benefit or payment for existing Awards under the Plan. Any outstanding Award shall terminate on the Participant's Separation Date; provided, however, that the Committee or its designee, in its or his sole discretion, may permit the exercise of any outstanding Award after the Participant's Separation Date, at such time and in such manner as the Committee or such designee may determine, but in no event in the case of Incentive Stock Options shall such exercise be beyond the earlier of (a) three (3) months from the Participant's Separation Date or (b) the expiration date of the Award, to the extent exercisable on such Participant's Separation Date.

         5.2 Death of a Participant. Unless otherwise provided in the Award Document, in the event of the death of a Participant prior to the exercise of all Incentive Stock Options, Nonqualified Stock Options, and Stock Appreciation Rights granted to such Participant, the administrator of the deceased Participant's estate, the executor under his will, or the person or persons to whom the Options or SAR's shall have been validly transferred by such executor or administrator pursuant to the will or laws of intestate succession shall have the right, within thirty-six (36) months from the date of such Participant's death, but not beyond the expiration date of the Options or SAR's, to exercise such Options or SAR's to the extent exercisable on such Participant's Separation Date.

         5.3      Retirement.

                  (a) Incentive Stock Options. In the event of the termination of a Participant's employment as result of his Retirement prior to the exercise of all Incentive Stock Options granted to the Participant, such Participant shall have the right, within three (3) months of his Separation Date, but not beyond the expiration date of such Options, to exercise such Incentive Stock Options to the extent exercisable on his Separation Date.

                  (b) Nonqualified Stock Options and SARs. Unless otherwise provided in the Award Document, in the event of the termination of a Participant's employment as a result of his Retirement prior to the exercise of all Nonqualified Stock Options or Stock Appreciation Rights granted to the Participant, such Participant shall have the right, within thirty-six (36) months of his Separation Date, but not beyond the expiration date of such Nonqualified Stock Options or SAR's, to exercise such Nonqualified Stock Options or SAR's to the extent exercisable on his Separation Date.

         5.4      Disability.

                  (a) Incentive Stock Options. In the event of the termination of a Participant's employment due to Disability prior to the exercise of all Incentive Stock Options granted to the Participant, such Participant or his legal representative shall have the right, within twelve (12) months of his Separation Date, but not beyond the expiration date of such Incentive Stock Options, to exercise such Incentive Stock Options to the extent exercisable on his Separation Date.
                  (b) Nonqualified Stock Options and SARs. Unless otherwise provided in the Award Document, in the event of the termination of a Participant's employment due to Disability prior to the exercise of all Nonqualified Stock Options and Stock Appreciation Rights granted to the Participant, such Participant or his legal representative shall have the right, within thirty-six (36) months of his Separation Date, but not beyond the expiration date of such Nonqualified Stock Options or SAR's, to exercise such Nonqualified Stock Options or SAR's to the extent exercisable on his Separation Date.


                                   ARTICLE VI

         6.1      Limitation of Shares of Common Stock Available under the Plan.

               (a) Share Limit. The total number of shares of Common Stock available to be granted by the Committee as Awards to the Participants under the Plan shall not exceed 40,000,000 shares. Upon a change in capitalization, the maximum number of shares of Common Stock referred to in the preceding sentence shall be adjusted in number and kind pursuant to Section 7.1 hereof.

               (b) Share  Reduction.  The total number of shares available under
          Section 6.1(a) shall be reduced from time to time in the manner specified:

                    (1) Incentive Stock Options and Nonqualified  Stock Options.
               The grant of an Incentive Stock Option and Nonqualified Stock Option shall reduce the available shares by the number of shares subject to such Option.

                    (2) Stock Appreciation Rights. The grant of Stock Appreciation Rights shall reduce the available shares by the number of SAR's granted; provided, however, if SAR's are granted in conjunction with an Option and the exercise of such Option would cancel the SAR's and vice versa, then the grant of the SAR's will only reduce the amount available by the excess, if any, of the number of SAR's granted over the number of shares subject to the related Option.

                    (3) Restricted  Stock.  The grant of Restricted  Stock shall reduce the available shares by the number of shares of Restricted Stock granted.

               (c) Share  Increase.  The total number of shares  available under
          Section 6.1(a) shall be increased from time to time in the manner specified:

                           (1) Incentive Stock Options and Nonqualified Stock
                  Options. The lapse or cancellation of an Incentive Stock Option or Nonqualified Stock Option shall increase the available shares by the number of shares released from such Option; provided, however, in the event the cancellation of an Option is due to the exercise of SAR's related to such Option, the cancellation of such Option shall only increase the amount available by the excess, if any, of the number of shares released from such Option over the number of SAR's exercised.
                           (2) Stock Appreciation Rights. The lapse or
                  cancellation of Stock Appreciation Rights shall increase the available shares by the number of SAR's which lapse or are canceled; provided, however, in the event the cancellation of such SAR's is due to the exercise of an Option related to such SAR's, the cancellation of such SAR's shall only increase the available shares by the excess, if any, of the number of SAR's canceled over the number of shares delivered on the exercise of such Option.

                           (3) Restricted Shares. The reversion of Restricted
                  Stock to the Company due to the breach or occurrence of a restriction or failure to satisfy a condition on such shares shall increase the available shares by the number of shares of Restricted Stock reverted.

     6.2 Maximum Shares to Participant. The maximum number of shares of Common Stock which may be the subject of Awards to a Participant during any calendar year during the term of the Plan shall be 1,000,000.


                                   ARTICLE VII

         7.1 Adjustment Upon Changes in Capitalization. The total number of shares of Common Stock available for Awards under the Plan or allocable to any individual Participant, the number of shares of Common Stock subject to outstanding Options, the exercise price for such Options, the number of outstanding SAR's, the Base Value of such SAR's and the Award limit set forth in subsection 6.2 shall be appropriately adjusted by the Committee in the event of any increase or decrease in the number of outstanding shares of Common Stock resulting from any change in the Company's capital structure, including but not limited to any stock dividend, subdivision or combination of shares, or reclassification.

         7.2 Merger, Consolidation or Tender Offer. In the event of a merger or consolidation of the Company or a tender offer for shares of Common Stock, the Committee may make such adjustments with respect to Awards under the Plan and take such other action as it deems necessary or appropriate to reflect, or in anticipation of, such merger, consolidation, or tender offer, including without limitation the substitution of new Awards, the termination or adjustment of outstanding Awards, the acceleration of Awards, or the removal of limitations or restrictions on outstanding Awards.


                                  ARTICLE VIII

         8.1 Withholding Taxes. The Company or the Employing Company, as the case may be, of the Participant shall deduct from all payments and distributions in cash under the Plan any taxes required to be withheld for federal, state, or local governments. In the event distributions are made in shares of Common Stock, the Company shall retain the value of sufficient shares to equal the amount of the tax required to be withheld in respect of such distributions.

         8.2 Service or Employment. The establishment of the Plan and Awards hereunder shall not be construed as conferring on any Participant any right to continued service or employment, and the service or employment of any Participant may be terminated without regard to the effect which such action might have upon him or her as a Participant.

         8.3 Non-Alienation of Benefits. Unless otherwise provided in the Participant's Award Document with respect to Awards other than Incentive Stock Options, and other than as specifically provided with regard to the death of a Participant, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, excluding the use of Options under this Plan as collateral in exercising such Options. Any attempt to do so shall be null and void. No such benefits shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagement, or torts of the Participant.

         8.4 Non-Alienation of Election or Exercise Rights. Unless otherwise provided in the Participant's Award Document with respect to Awards other than Incentive Stock Options, no election as to benefits or exercise of Options, Stock Appreciation Rights, or other rights may be made during a Participant's lifetime by anyone other than the Participant.

         8.5 Amendment, Modification, and Termination of the Plan. The Board of Directors, at any time, may terminate and in any respect amend or modify the Plan; provided, however, that no such action by the Board of Directors, without approval of the Company's shareholders, may increase the total number of shares of Common Stock available under the Plan; and further provided that, except as provided in Section 7.2, no amendment, modification, or termination of the Plan shall in any manner adversely affect the rights of any Participant under the Plan without the consent of such Participant.

         8.6 Indemnification. Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him in satisfaction of judgment in any such action, suit, or proceeding against him. Such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         8.7 Reliance on Reports. Each member of the Committee and each member of the Board of Directors shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and any Employing Company and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or the Board of Directors be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

         8.8 Governing Law. To the extent that federal law shall not be held to have preempted local law, this Plan shall be governed by the laws of the State of Delaware. If any provision of the Plan shall be held invalid or unenforceable, the remaining provisions hereof shall continue in full force and effect.

         IN WITNESS WHEREOF, the Company has caused the Southern Company Performance Stock Plan to be executed by its duly authorized officers pursuant to resolutions of the Board of Directors as of the 17th day of February 1997, to be effective February 17, 1997.

                                         SOUTHERN COMPANY


                                         By:___________________________________
                                              A. William Dahlberg
                                              President
Attest:

By:____________________________
    Tommy Chisholm
     Secretary

                  [CORPORATE SEAL]


                                                                    Appendix C












                                SOUTHERN COMPANY
                            PERFORMANCE DIVIDEND PLAN



                            EFFECTIVE JANUARY 1, 1997













                              TROUTMAN SANDERS LLP
                                NationsBank Plaza
                     600 Peachtree Street, N.E., Suite 5200
                             Atlanta, Georgia 30308
                                 (404) 885-3000

                                SOUTHERN COMPANY
                            PERFORMANCE DIVIDEND PLAN

                                    Purposes

         The purposes of the Southern Company Performance Dividend Plan are to provide a financial incentive which will focus the efforts of certain key employees on areas which will have a direct and significant influence on corporate performance and to provide the potential for levels of compensation which will enhance the Employing Companies' abilities to attract, retain and motivate such key employees. In order to achieve these objectives, the Plan will be based upon corporate performance as measured by total shareholder return or such other performance measure which the Committee may determine under the terms of the Plan.

                                    ARTICLE I

                                   Definitions

         For purposes of the Plan, the following terms shall have the following meanings unless a different meaning is plainly required by the context:

     1.1 "Annual Dividend" shall mean the aggregate, annual dividend declared by the Company on Common Stock for the Plan Year in which an Award is made.

     1.2 "Award" shall mean the awards granted pursuant to Article IV hereof.

     1.3 "Board of Directors" shall mean the Board of Directors of Southern Company Services, Inc.

     1.4 "Committee" shall mean the Compensation Committee of the Board of Directors of the Company or the Employing Company.

     1.5 "Common Stock" shall mean the common stock of the Company.

     1.6 "Company" shall mean The Southern Company.

     1.7 "Computation Period" shall mean a four-year period commencing the first day of January of each year, provided, however, that the Computation Period for the first three years beginning in the year of the effective date of the Plan shall be one year, two years and three years, respectively, beginning January 1, 1997.

     1.8 "Employing Company" shall mean Southern Company Services, Inc., or any affiliate or subsidiary (direct or indirect) of the Company, which the Board of Directors may from time to time determine to bring under the Plan and which shall adopt the Plan, and any successor of any of them.

     1.9 "Key Employee" shall mean any person who is or was employed by an Employing Company who has been granted Stock Options.

     1.10 "Participant" shall mean an Employee who satisfies the criteria set forth in Article III.

     1.11 "Payment Date" shall mean the date the check evidencing an Award is endorsed by an authorized person of an Employing Company.

     1.12 "Peer Group Common Stock" shall mean the common stock of the Peer Group Companies.

     1.13 "Peer Group Companies" shall mean those Companies designated by Goldman Sachs as the 80 Utility Peer Group Companies as published quarterly and as composed from time to time. In the event that Goldman Sachs no longer publishes the 80 Utility Peer Group Companies, the Committee shall choose such other and similar list of national peer group companies as published by a similarly nationally recognized firm.

     1.14 "Performance Based" shall mean compensation which qualifies as "performance based" within the meaning of Code Section 162(m)(4)(c) and the regulations thereunder.

     1.15 "Permanent Disability" shall mean such permanent disability as defined in The Southern Company Pension Plan.

     1.16 "Phantom Stock" shall mean phantom shares of Common Stock as defined by The Southern Company Deferred Compensation Plan.

     1.17 "Plan" shall mean the Southern Company Performance Dividend Plan.

     1.18 "Plan Year" shall mean the calendar year.

     1.19 "Retirement" shall mean the termination of employment with an Employing Company under the terms of The Southern Company Pension Plan or such other retirement or early retirement plan or arrangement which the Committee shall adopt and make available to a Participant.

     1.20 "Stock Option" shall mean those options to acquire Common Stock awarded to Participants pursuant to the Southern Company Performance Stock Plan.

     1.21 "Termination for Cause" or "Cause" shall mean the termination of a Participant's employment by an Employing Company under any of the following circumstances:

               a. The Participant willfully neglects or refuses to discharge his or her duties to the Employing Company as an employee or refuses to comply with any lawful or reasonable instructions given to him or her by the Employing Company without reasonable excuse;

               b. The Participant is guilty of gross misconduct. For purposes of this Plan, the following acts shall constitute gross misconduct:

                    i) any act  involving  fraud  or  dishonesty  or  breach  of appropriate regulations of competent authorities;

                    ii) the  carrying  out of any  activity or the making of any statement which would prejudice and/or reduce the good name and standing of the Company or an Employing Company or would bring the Company or an Employing Company any into contempt, ridicule or would reasonably shock or offend any community in which the Company or an Employing Company is located;

                    iii) attendance at work in a state of intoxication or otherwise being found in possession at his or her workplace of any prohibited drug or substance, possession of which would amount to a criminal offense;

                    iv) assault or other act of violence against any employee or other person during the course of the  Participant's  employment;
               and

                    v) conviction of any felony or misdemeanor  involving  moral turpitude.

         1.22 "Total Shareholder Return" or "TSR" shall mean the total amount an investor would receive by investing $100 per quarter in Common Stock or in Peer Group Common Stock, as the case may be, as determined by measuring the total dividends which would have been paid on such Common Stock or Peer Group Common Stock by reinvesting such dividends on a quarterly basis in additional shares of Common Stock or Peer Group Common Stock as the case may be and the total gain or loss on such Common Stock or Peer Group Common Stock as if such stock had been sold at the closing price on the last day of the respective Computation Period.

         Where the context requires, words in the masculine gender shall include the feminine and neuter genders, words in the singular shall include the plural, and words in the plural shall include the singular.

                                   ARTICLE II

         2.1 Plan Administration. The Plan shall be administered by the Committee. The Committee is authorized to establish such rules and to appoint such agents as it deems appropriate for the proper administration of the Plan, and to make such determinations and to take such steps in connection with the Plan or the benefits provided hereunder as it deems necessary or advisable.

         2.2 Plan Interpretation. The Committee shall have the exclusive authority to interpret the Plan. The decision of the Committee with respect to any question arising as to the grant of an Award to a Participant in the Plan, the amount, term, form, and time of payment of Awards under the Plan, or any other matter concerning the Plan shall be final, conclusive, and binding on both the Company and the Participants.

                                   ARTICLE III

                                  Participants

         3.1 Participation in the Plan shall be limited to Key Employees of the Employing Companies, or in the case of death, their estates or beneficiaries, holding Stock Options as of the last day of any Computation Period.

         3.2 Any Participant who terminates his or her employment with an Employing Company and who is not immediately re-employed with an affiliate of an Employing Company prior to the Payment Date of any Award due under this Plan for reasons other than death, Permanent Disability, or Retirement shall forfeit any Award due under this Plan. If a Participant terminates his or her employment by reason of death, Permanent Disability or Retirement, such Participant or his or her estate or representative shall continue to be eligible to receive Awards with respect to any Stock Options which remain outstanding in accordance with their terms.

         3.3 Notwithstanding any other provision of this Plan, no Participant whose employment is terminated by an Employing Company for Cause shall be eligible to receive an Award under this Plan.

         3.4 Notwithstanding any other provision of this Plan, the maximum Award for any Plan Year payable to any Participant with respect to Stock Options awarded during such Plan Year shall be six million dollars ($6,000,000).

         3.5 In the case of an individual who becomes a Participant subsequent to January 1, 1997, such Participant shall participate in each Computation Period which ends not less than two (2) years after becoming a Participant. A new four-year measuring period shall begin each year in order to recognize the need to link objectives over longer periods of time, to recognize changes in the operating environment, and to encourage Participants to make long-term decisions.


                                   ARTICLE IV

                           Performance Dividend Award

         4.1 Each Participant shall receive an Award on the last day of each Computation Period which shall be based upon the number of vested and unvested, outstanding Stock Options held by the Participant on the last day of such Computation Period multiplied by the Annual Dividend multiplied by the Payout Percentage determined in accordance with the following schedule:

Percentage of Southern TSR                                     Payout Percentage
  Versus Peer Group TSR
           90th                                                      100%
           70th                                                       75%
           50th                                                       50%
           30th                                                       25%
        Below 30th                                                    0%

The Payout Percentage for performance levels falling between the percentiles listed above shall be extrapolated for any given Plan Year. The Committee may increase the Payout Percentage by up to a factor of two (2) with respect to such Participants and under such circumstances as the Committee in its discretion shall deem appropriate.

         4.2 The Payout Percentage set forth herein shall be based on the Company's Total Shareholder Return ranking during a Computation Period as compared to the Total Shareholder Return ranking of the Peer Group Companies for such Computation Period. The Total Shareholder Return of the Peer Group Companies shall be determined annually by an independent certified public accountant based on generally accepted accounting principles and shall be properly adjusted and annualized by such accountant so that the Peer Group Companies' Total Shareholder Return may be accurately compared to that of the Company.

         4.3 Notwithstanding the above provisions, an Award shall not be granted for any Computation Period ending with the Plan Year in which the current earnings of The Southern Company are less than the amount necessary to fund dividends on its Common Stock at the rate such dividends were paid for the immediately preceding Plan Year.

         4.4 Awards shall be paid in cash on or before the 15th day of the third month following the last day of the Computation Period or, with respect to those Participants who are otherwise eligible to participate in The Southern Company Deferred Compensation Plan, may be deferred by exercising an option to do so no later than 12 months before any amount would otherwise be distributed pursuant to this Section 4.4. If an election is made to defer the receipt of the amount of any Award, such amount shall be deemed to be invested in Phantom Stock. Dividend equivalents earned on such Phantom Stock shall be automatically invested in additional shares of Phantom Stock.

                                    ARTICLE V

                            Miscellaneous Provisions

         5.1 Neither the Participant, his or her beneficiary, nor his or her personal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payments under this Plan shall be void and have no effect.

         5.2 An Employing Company shall neither reserve nor otherwise set aside funds for the payments of any Awards under this Plan.

         5.3 The Plan may be amended, modified, or terminated by the Board of Directors in its sole discretion at any time and from time to time; provided, however, that no such amendment, modification, or termination shall impair any rights to payments which have accrued under the Plan prior to such amendment, modification, or termination.

         5.4 It is expressly understood and agreed that Awards made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he or she may be eligible, whether funded or unfunded, by reason of his or her employment with an Employing Company.

         5.5 There shall be deducted from the payment of each Award under the Plan the amount of any tax required by any governmental authority to be withheld and paid over by an Employing Company to such governmental authority for the account of the person entitled to such distribution.

         5.6 Any Awards paid to a Participant while employed by an Employing Company shall not be considered in the calculation of the Participant's benefits under any other employee welfare or pension benefit plan maintained by an Employing Company, unless otherwise specifically provided therein.

         5.7 This Plan, and all rights under it, shall be governed by and construed in accordance with the laws of the State of Georgia.
         IN WITNESS WHEREOF, Southern Company Services, Inc., through its duly authorized officers, hereby adopts the Southern Company Performance Dividend Plan this ____ day of March, 1997, to be effective January 1, 1997.


                                               SOUTHERN COMPANY SERVICES, INC.


                                      By:

                                      Its:
Attest:

By:

Its:

                                                              [CORPORATE SEAL]


                                                                  Appendix D










                              SOUTHERN ENERGY, INC.
                               VALUE CREATION PLAN

                            EFFECTIVE JANUARY 1, 1997


















                              TROUTMAN SANDERS LLP
                                NationsBank Plaza
                     600 Peachtree Street, N.E., Suite 5200
                             Atlanta, Georgia 30309
                                  (404)885-3000

                              SOUTHERN ENERGY, INC.
                               VALUE CREATION PLAN


ARTICLE I Definitions............................................3
ARTICLE II Plan Administration...................................6
ARTICLE III Awards...............................................6
ARTICLE IV Distribution of Awards................................8
ARTICLE V Miscellaneous Provisions...............................9

                              SOUTHERN ENERGY, INC.
                               VALUE CREATION PLAN

                                    Purposes

         This Southern Energy, Inc. Value Creation Plan is intended to provide the potential for levels of compensation which will enhance the ability of Southern Energy, Inc. to attract, retain and motivate high performance Employees, to focus the attention and efforts of those Employees on goals which directly and significantly influence earnings before interest and income taxes, to provide financial rewards for long-term value creation, to reward consistency and to improve the link between pay and performance for the achievement of corporate goals. This Plan is not intended to be regulated by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), as either a welfare benefit plan or as a pension plan. It is intended to be a bonus program as such term is defined in the regulations under ERISA at 29 C.F.R. Section 2510.3-2(c) and a qualified performance based plan under Section 162(m) of the Internal Revenue Code of 1986, as amended.

                                    ARTICLE I

                                   Definitions

         For purposes of the Plan, the following terms when capitalized shall have the following meanings unless a different meaning is plainly required by the context:

          1.1 "Administrative Committee" shall be the committee designated by the Compensation Committee pursuant to Section 2.2 hereof.

          1.2  "Appreciation  Right" shall mean the awards granted under Section
          3.1 of the Plan.

          1.3 "Award" shall mean either an Appreciation Right or an Indexed Right under the terms of the Plan.

          1.4 "Award Agreement" shall mean the written agreement granting a Participant an Award under this Plan.

          1.5 "Base Value" shall mean the Share Value as of the immediately preceding Valuation Date prior to the grant of an Award.

          1.6 "Beneficiary" shall mean the person or entity designated by the Participant in writing on the form prepared by the Administrative Committee and deposited with the Administrative Committee prior to the Participant's death. In the event the Participant fails to designate a Beneficiary or his or her designated Beneficiary does not survive the Participant, such Participant's Beneficiary shall be his or her estate.

          1.7 "Board of Directors" or "Board" shall mean the Board of Directors of Southern Energy, Inc.

          1.8 "Cash Flow" shall mean the net after tax cash return to the Company from operations as shown on the annual project business plans as submitted to and approved by the Management Council for each Plan Year.

          1.9 "Compensation Committee" shall mean the Compensation Committee of the Board of Directors of The Southern Company.

          1.10 "Company" shall mean Southern Energy, Inc. and its successors and assigns.

          1.11 "Discount Rate" shall mean the rate established by the Committee for the Plan at its meeting on March 31, 1997 as reflected in the minutes of the meeting.

          1.12 "Employee" shall mean a common law employee of the Company including an officer of the Company.

          1.13 "Indexed Base Value" shall mean the Share Value as the Valuation Date immediately preceding the grant of an Indexed Right increased through the date of exercise by the amount of the Discount Rate.

          1.14  "Indexed  Rights"  shall mean those awards  granted  pursuant to
          Section 3.2 hereof.

          1.15  "Management  Council"  shall  mean  the  Management  Council  of
          Southern Energy, Inc., as determined by the President of Southern Energy, Inc.

          1.16 "Normal Retirement Age" shall mean age sixty-five (65) or such other age as the Committee in its discretion shall determine.

          1.17 "Participant" shall mean those Employees of the Company selected by the Committee to receive awards under this Plan.

          1.18 "Permanent Disability" shall mean such permanent disability as defined by the Social Security Administration.

          1.19 "Plan" shall mean this Southern Energy, Inc. Value Creation Plan.

          1.20 "Plan Year" shall mean the calendar year.

          1.21 "Share" shall mean a unit of the phantom interests in the Company created by this Plan. As of the effective date of this Plan, Southern shall be deemed to hold that number of Shares established by the Committee at its meeting on March 31, 1997 as reflected in the minutes of the meeting.

          1.22 "Share Value" shall mean the Value of the Company divided by the number of Shares outstanding as of the Valuation Date.

          1.23 "Southern" shall mean The Southern Company.

          1.24 "Termination for Cause" or "Cause" shall mean the termination of a Participant's employment by the Company under any of the following circumstances:

               a. The Participant willfully neglects or refuses to discharge his or her duties to the Company as an employee or refuses to comply with any lawful or reasonable instructions given to him or her by the Company without reasonable excuse;

               b. The Participant is guilty of gross misconduct. For purposes of this Plan, the following acts shall constitute gross misconduct:

                    i) any act  involving  fraud  or  dishonesty  or  breach  of appropriate regulations of competent authorities;

                    ii) the  carrying  out of any  activity or the making of any statement which would prejudice and/or reduce the good name and standing of the Company or would bring the Company into contempt, ridicule or would reasonably shock or offend any community in which the Company is located;

                    iii) attendance at work in a state of intoxication or otherwise being found in possession at his or her workplace of any prohibited drug or substance, possession of which would amount to a criminal offense;

                    iv) assault or other act of violence against any employee or other person during the course of the  Participant's  employment;
               and

                    v) conviction of any felony or misdemeanor  involving  moral turpitude.

          1.25 "Value" shall mean the value of the Company determined by discounting future Cash Flow using the Discount Rate. Value shall be determined no less than annually, as of the Valuation Date, by the Company's Chief Financial Officer, approved by the Company's Board of Directors and verified by a nationally recognized independent appraisal firm chosen by the Compensation Committee.

          1.26 "Valuation Date" shall mean December 31st of the immediately preceding Plan Year or such other more recent date at which the Value of the Company has been determined in accordance with Subsection 1.25 hereof.

         Where the context requires, words in the masculine gender shall include the feminine and neuter genders, words in the singular shall include the plural, and words in the plural shall include the singular.

                                   ARTICLE II

                               Plan Administration

     2.1 Compensation Committee. The Compensation Committee shall be the executive administrator of the Plan and in such capacity shall, in its sole discretion subject to the terms of the Plan, select the Participants to receive Awards under the Plan, determine the amount of such Awards, determine the time or times when such Awards shall be granted and certify with respect to each
Award that the performance objectives of the Plan have been met. The Compensation Committee shall have the power to take such equitable and other action as it acting in its discretion deems proper or appropriate under the circumstances (including the power to delegate administrative functions to others) to the extent that such action is not inconsistent with the express provisions of this Plan.

     2.2 Administrative Committee. The general administrative functions of the Plan shall be managed by the Administrative Committee appointed by the Compensation Committee. The initial members of the Administrative Committee shall be W. Lawrence Westbrook, Raymond D. Hill, Vance N. Booker and such other officers of the Company as the Compensation Committee shall appoint. Administrative Committee members shall serve at the pleasure of the Compensation Committee and may be removed and appointed as the Compensation Committee in its sole discretion shall determine.

                                   ARTICLE III

                                     Awards

     3.1 Appreciation Rights. At the discretion of the Compensation Committee, a Participant may be granted an Appreciation Right which shall entitle such Participant to a payment equal to the appreciation in the value of a Share based upon the difference between the Base Value and the Share Value as of the most recent Valuation Date prior to the date of exercise multiplied by the number of Shares subject to the Appreciation Right which are exercised.

     3.2 Indexed Rights. At the discretion of the Compensation Committee, a Participant may be granted an Indexed Right which shall entitle such Participant to a payment equal to the appreciation in Value of a Share based upon the difference between the Indexed Base Value on the date of exercise and the Share Value as of the most recent Valuation Date prior to the date of exercise multiplied by the number of Shares subject to the Indexed Right which are exercised. . 3.3 Vesting. Except as may otherwise be provided in the respective Participants' Award Agreements, the number of Shares subject to an Appreciation Right shall vest 25% per year on each of the first four anniversary dates of the date of grant and the number of Shares subject to an Indexed Right shall vest 100% on the fourth anniversary of the date of grant.

     3.4 Term. The term of each Award hereunder shall be ten years from the date of grant.

     3.5 Exercise. Exercise under Sections 3.1 and 3.2 shall be made by delivery to the Administrative Committee or its designee of notice of such election to exercise his or her Award by the Participant (or his or her executor, estate, guardian or personal representative) in such form as the Administrative Committee in its discretion shall determine.

     3.6 Award Agreement. Each Participant receiving an Appreciation Right or Indexed Right under this Plan shall enter into an Agreement with the Company in a form specified by the Administrative Committee setting out the Base Value, or the Indexed Base Value, as the case may be, the number of Shares subject to Awards granted and such other terms and conditions as the Compensation Committee shall determine.

     3.7 Maximum Annual Appreciation Rights. The maximum number of Shares subject to Appreciation Rights which a Participant may receive in any Plan Year during the term of this Plan shall be 150,000.

     3.8 Maximum Indexed Rights. The maximum number of Shares subject to Indexed Rights which a Participant may receive under the Plan shall be 5,000,000.

     3.9 Changes in Capitalization. In the event that Southern shall contribute additional capital to the Company during the term of the Plan or during the term of any Awards issued hereunder, the number of outstanding Shares deemed to be held by Southern shall be appropriately adjusted by the Compensation Committee to reflect such increase based upon the amount of such capital contribution divided by the then current Share Value. Subsequent distributions by the Company to Southern shall cause such number of outstanding Shares deemed to be held by Southern to be reduced in a similar manner. Company acquisitions shall result in an increase in the number of Shares deemed to be held by Southern in the amount of the present value of the projected net after tax cash flow of the acquisition divided by the then current Share Value. Southern shall thereafter be deemed to have contributed to the capital of the Company twenty (20%) percent of such Shares in the Plan Year of financial closing of the project and an additional twenty (20%) percent per year for the immediately succeeding four Plan Years on the anniversary date of such financial closing.

     3.10 Plan Conversion. The Committee reserves the right to convert the Plan into a stock option and/or stock appreciation right plan and the Awards granted hereunder into stock options and/or stock appreciation rights ("SARs") with respect to the Company's common stock in the event that such stock becomes publicly traded. In such event, except as otherwise provided herein, the Committee shall establish the option price and/or SAR base price, as the case may be, for each Award converted so as to maintain the difference between the Base Value and/or Indexed Base Value, as the case may be, and the Share Value determined as of the most recent Valuation Date or, if the Committee in its discretion determines that it is appropriate under the circumstances, an amount up to the value of the Company's common stock as determined by the average closing price of the Company's common stock on a nationally recognized exchange for the ten consecutive trading days immediately preceding such conversion (the "Stock Price"); provided, however, that if the fair market value of the Company as determined by the Stock Price is lower than eighty percent of the Value as of the most recent Valuation Date, then the Committee shall take into consideration such Stock Price and the reasons for any such difference, including but not limited to, whether or not the initial Base Value and/or the Indexed Base Value as established by the Committee upon creation of the Plan was lower than the actual fair market value of the Company. Upon such consideration and a determination that an adjustment is necessary in order to properly reflect the growth in value of the Company, the Committee may establish the option price and/or SAR base value, as the case may be, relative to the Stock Price so as to appropriately take into account such difference between fair market value and Value. The Committee in its discretion shall determine for each Participant the relative number of replacement options or SARs, as the case may be, provided that the aggregate Stock Price of the number of shares of the Company's common stock subject to options and/or SARs, as the case may be, granted to each Participant shall be no less than the aggregate Share Value of the Shares subject to each Participant's Awards immediately prior to such conversion. All other terms, rights and obligations with respect to Awards granted hereunder shall be appropriately maintained and carried over to any replacement stock options and/or SARs granted in accordance with any such conversion, including but not limited to, individual vesting schedules and the Discount Rate with respect to converted Indexed Rights.


                                   ARTICLE IV

                             Distribution of Awards

     4.1  Annual  Report.  On or  before  March  15th of  each  Plan  Year,  the
Administrative Committee shall provide a report to each Participant, (the "Annual Report") setting forth the Share Value as of the most recent Valuation Date, the number of vested and unvested Shares subject Appreciation Rights and Indexed Rights and the Base Value or Indexed Base Value of the Awards held by the Participants.

     4.2 Transfer of Employment. In the event that a Participant transfers his or her employment to an affiliate of Southern, any outstanding Appreciation
Rights shall continue to vest and shall be exercisable for the remainder of their term(s). In the event of such a transfer, any outstanding Indexed Rights shall be treated in accordance with the provisions of Section 4.5 hereof.

     4.3 Retirement or Disability. When a Participant holding an Award terminates his or her employment with the Company on or after his or her Normal Retirement Age for reasons other than Cause or terminates employment by reason of Permanent Disability, any outstanding Awards held by such Participant shall continue to vest and shall be exercisable for the original term of the Award or for five years from the date of such termination, whichever occurs earlier.

     4.4 Death. When a Participant holding an Award terminates his or her employment with the Company by reason of death, any and all such Awards held by such Participant shall immediately become 100% vested and the Participant's estate, heirs or beneficiaries shall have two years from the date of the Participant's death to exercise such Awards.

     4.5 Termination. Except as provided in 4.2, 4.3 and 4.4 herein or as otherwise may be determined by the Committee in its sole discretion, in the event of the termination of the employment of a Participant holding outstanding Awards for reasons other than Cause, Participant shall have 30 days from the date of such termination to exercise the vested portions of any such Awards and any and all unvested Awards shall be forfeited.

     4.6 Termination for Cause. In the event that a Participant's employment by the Company is Terminated for Cause, any and all Awards shall immediately terminate and shall be forfeited and the Company shall have no further obligations with respect to any Awards granted to such Participant under this Plan.

     4.7 Beneficiary Designation. Upon commencement of participation in the Plan, each Participant shall designate on the form provided by the Administrative Committee the individual or entity to receive an Award held by such Participant in the event of his death. Upon application to the Administrative Committee, a Participant's Beneficiary designation may be amended at any time without the consent of any prior Beneficiary.

                                    ARTICLE V

                            Miscellaneous Provisions

     5.1 No Assignment. Neither the Participant, a Beneficiary, nor a Participant's personal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments under this Plan, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to any payment under this Plan shall be void and have no effect.

     5.2 Source of Distributions. The Company shall neither reserve nor otherwise set aside funds for the payment of amounts pursuant to any Awards under this Plan and the Participants and their Beneficiaries shall be general and unsecured creditors of the Company with respect to any such payments under this Plan.

     5.3 Amendment and Termination. The Plan may be amended, modified, or terminated by the Board in its sole discretion at any time and from time to time; provided, however, that no such amendment, modification, or termination shall impair any rights which have been granted under the Plan prior to such amendment, modification, or termination. If the Plan is converted into a stock option and/SAR plan in accordance with the provisions of Section 3.10 hereof, the Plan shall be appropriately amended and restated in order to reflect such conversion.

     5.4 Other Compensation. The Grants made in accordance with this Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he or she may be eligible, whether funded or unfunded, by reason of his or her employment with the Company.

     5.5 Payment of Taxes. There shall be deducted from each payment under this Plan the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the person entitled to such distribution.

     5.6 Participants Bound by Terms of Plan. The calculation of Awards and payments under this Plan shall be made by the Compensation Committee, and each Participant and Beneficiary shall be bound by such calculation and the terms and conditions of this Plan.

     5.7 Governing Law. This Plan, and all its rights under it, shall be governed by and construed in accordance with the laws of the State of Georgia.

     IN WITNESS WHEREOF, Southern Energy, Inc., through its officers duly authorized, hereby adopts the Southern Energy, Inc. Value Creation Plan this ___ day of April, 1997 effective as of January 1, 1997.

                                  SOUTHERN ENERGY, INC.


                                  By: ________________________________________
                                    Thomas G. Boren
                                    President and Chief Executive Officer
Attest:

By:

Its:

          [CORPORATE SEAL]



                                INDEX OF EXHIBITS

Exhibit
Number -

21A -    Form of Proxy

21B - Form of Proxy - Employee Savings Plan and Employee Stock Ownership Plan Participants

21C -    Form of Proxy - Brokers